SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SPECTRUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Fellow Stockholders,

      Enclosed please find the proxy materials for the 2004 Annual Meeting of Stockholders to be held on Friday, July 9, 2004 at 3:30 p.m, PDT. We hope that you will be able to attend this year’s meeting, which will be held at our office located at 157 Technology Drive in Irvine, California, 92618.

      During 2003, our management team, with full support from the Board of Directors, accomplished what we believe is a remarkable transformation and turnaround of the Company. At the start of 2003 we were struggling to survive; today we are financially strong and positioned to capitalize on growth opportunities.

      At this meeting, stockholders are being asked to elect directors who will guide the Company over the next twelve months, and to approve a new Incentive Award plan which has been designed to attract and retain the highest caliber professionals, as we build on the accomplishments of 2003 and increase the momentum in our clinical trials, the filing of generic ANDAs and expansion of our alliances.

      I encourage you to vote for our director nominees and “yes” to our proposal to approve a new Incentive Award plan. Our board structure has been revised to reduce its size and eliminate classes of directors with staggered terms, which allows our stockholders to vote on all of our directors each year. Proposal number two relates to the adoption of a new Incentive Award Plan. We believe approval of this proposal will provide us an important tool to reward employees, consultants and directors, and keep them incentivized. Absent this approval, certain stock options already granted to key employees and consultants would lapse and in some cases would have to be substituted with cash payments. Apart from increasing our cash compensation expense, the inability to grant additional equity-based incentive awards would severely degrade our ability to attract and retain the people we need to make the Company succeed.

      Your vote is very important. I encourage you to sign and return your proxy card, so that your shares of stock will be represented and voted at the meeting even if you cannot attend.

      Please contact Shyam Kumaria, Vice President, Finance, Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618 if you have any questions about these proposals.

      Thank you for your consideration and support, and I hope to see you at this year’s meeting.

Sincerely,

RAJESH C. SHROTRIYA, M.D.
Chairman of the Board, Chief Executive Officer and President

157 Technology Drive
Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 9, 2004

To our Stockholders:

      The 2004 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (the “Company”) will be held at the Company’s corporate office located at 157 Technology Drive, Irvine, California, 92618, on Friday, July 9, 2004, beginning at 3:30 p.m., PDT. At the Annual Meeting, the holders of the Company’s outstanding voting securities will act on the following matters:

      (1) Election of seven directors, each for a term of one year;

      (2) Approval of the 2003 Amended and Restated Incentive Award Plan; and

      (3) Transact such other business as may properly come before the meeting.

      All holders of record of shares of Spectrum Pharmaceuticals, Inc. common stock (NASDAQ: SPPI), Series D 8% Cumulative Convertible Voting Preferred Stock and Series E Convertible Voting Preferred Stock at the close of business on Friday, May 14, 2004 are entitled to vote at the 2004 Annual Meeting and any postponements or adjournments of the 2004 Annual Meeting.

      Please note that registration will begin at 3:00 p.m., and seating will begin immediately thereafter. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Very truly yours,

RAJESH C. SHROTRIYA, M.D.
Chairman of the Board, Chief Executive Officer
and President

June 4, 2004

Irvine, California

157 Technology Drive
Irvine, California 92618

PROXY STATEMENT

       This proxy statement contains information related to the 2004 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (the “Company,” “Spectrum,” “we” or “us”) to be held on Friday, July 9, 2004, beginning at 3:30 p.m., PDT, at our corporate office located at 157 Technology Drive, Irvine, California, 92618, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy is first being mailed to our stockholders on or about June 14, 2004.

QUESTIONS AND ANSWERS ABOUT THE 2004 ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

      At our Annual Meeting, stockholders will act upon the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement, including the election of seven directors, each for a term of one year and approval of the 2003 Amended and Restated Incentive Award Plan (the “2003 Incentive Award Plan”). In addition, following the Annual Meeting, management will report on the performance of the Company during fiscal 2003 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

      Only stockholders of record at the close of business on May 14, 2004, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the principal business office of the Company, 157 Technology Drive, Irvine, California, 92618, for a period of ten days prior to the Annual Meeting.

How many shares of the Company’s common stock and preferred stock are outstanding and what are the voting rights of the holders of those shares?

      On May 14, 2004, the record date for the Annual Meeting, 13,411,053 shares of the Company’s common stock (the “Common Stock”), 265 shares of the Company’s Series D 8% Cumulative Convertible Voting Preferred Stock (the “Series D Preferred Stock”) and 396 shares of the Company’s Series E Convertible Voting Preferred Stock (the “Series E Preferred Stock”) (the Series D Preferred Stock and Series E Preferred Stock together, the “Preferred Stock”) were outstanding. Each of the holders of the outstanding shares of the Common Stock will be entitled to one vote on each matter for each share of Common Stock held. Each of the holders of the Preferred Stock has full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to vote with respect to any question upon which holders of Common Stock have the right to vote, voting together with the holders of Common Stock as one class. Each holder of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date at the then current conversion value as determined pursuant to the Certificate of Designations, Rights and

Preferences of the Series D and Series E Preferred Stock, which results in 4,255 votes per share of Series D Preferred Stock and 2,000 votes per share of Series E Preferred Stock on May 14, 2004. However, pursuant to the terms of the Certificate of Designations of the Series D and Series E Preferred Stock, the maximum number of votes that each holder, or group of holders as defined in Section 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of Preferred Stock shall be entitled to shall not exceed 4.95% of the total number of shares of Common Stock then outstanding. Therefore, the holders of the Series D Preferred Stock shall have a total of 795,745 votes and the holders of the Series E Preferred Stock shall have a total of 552,000 votes on each matter at the Annual Meeting, for a total of 14,758,798 votes that may be cast at the Annual Meeting.

Who can attend the Annual Meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 3:00 p.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

      The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Common Stock and the number of shares of Common Stock for which the holders of the shares of Preferred Stock have voting rights, present in person or by proxy and entitled to vote, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes (as defined below) are counted by the Company for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered stockholders to vote in person at the Annual Meeting. Stockholders who hold their shares in “street name” may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

      If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have that capability. Registered stockholders must follow the instructions included with that proxy card. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.

Can I change my vote after I return my proxy card?

      Yes. As a registered stockholder, you may change your vote at any time before the proxy is voted at the Annual Meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of the seven director nominees, each for a term of one year (see Proposal 1); and

•	FOR approval of the 2003 Incentive Award Plan (see Proposal 2).

      With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each Proposal?

      Proposal No. 1. The director nominees receiving the highest number of affirmative votes cast, in person or by proxy, at the Annual Meeting, up to the number of directors to be elected at the Annual Meeting (seven directors), will be elected as directors. Accordingly, abstentions will have no effect in determining which directors receive the highest number of votes. The election of directors is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal.

      Proposal No. 2. For Proposal No. 2, the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee is not permitted to exercise voting discretion with respect to Proposal No. 2. Thus, if you do not give your broker or nominee specific instructions, your shares will not be considered entitled to vote on Proposal No. 2, will not be counted in determining the number of shares necessary for approval, and will have no effect on the outcome of the proposal. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

      Based on information provided to us by the holders, the following table shows the amount of our preferred stock and common stock beneficially owned on May 14, 2004 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities, unless footnoted to the contrary.

			Common
			Shares and
	Preferred	Percent of	Common	Percent of	Percent of
	Shares	Preferred	Equivalents	Common	Shares Eligible
Name and Address	Beneficially	Stock	Beneficially	Shares	to Vote on
of Beneficial Owner	Owned(1)	Outstanding(2)	Owned(3)	Outstanding(3)	May 14, 2004(4)

BayStar Capital II, L.P.(6)(7)	70	10.6%	545,433	4.0%	3.1%
80 E. Sir Francis Drake Blvd., Suite 2B Larkspur, CA 94939
North Sound Capital LLC(5)(6)(8)	198	30.0%	3,246,836	22.6%	7.9%
53 Forest Avenue, Suite 202 Old Greenwich, CT 06870
Omicron Capital, L.P.(5)(6)(9)	150	22.7%	842,120	6.0%	3.3%
810 7th Avenue, 39th Floor New York, NY 10019
SCO Capital Partners LLC(5)(6)(10)	108	16.3%	1,841,165	12.3%	3.9%
1285 Avenue of the Americas, 35th Floor New York, NY 10019
SDS Capital Group, SPC, Ltd.(5)(11)	79	12.0%	1,607,644	11.0%	4.5%
53 Forest Avenue, Suite 203 Old Greenwich, CT 06870
Xmark Fund, Ltd.(5)(12)	0	0%	720,000	5.3%	2.0%
152 West 57th Street, 21st Floor New York, NY 10019

*	Less than 1%

(1)	The amount includes the combined number of shares of both our Series D Preferred Stock and our Series E Preferred Stock owned by the entity as of May 14, 2004. There are no outstanding shares of any other series of our preferred stock.

(2)	Represents the percentage of the combined number of outstanding shares of both our Series D and Series E Preferred Stock.

(3)	Shares of common stock owned as of May 14, 2004 and shares of common stock subject to preferred stock and warrants currently convertible or exercisable, or convertible or exercisable within 60 days of May 14, 2004, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person. On May 14, 2004, each share of Series D Preferred Stock was convertible into approximately 4,255 shares of our common stock and each share of Series E Preferred Stock was convertible into approximately 2,000 shares of our common stock.

(4)	Reflects actual voting percentage. Each holder of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date at the then current conversion value as determined pursuant to the Certificates of Designations, Rights and Preferences of the Preferred Stock. However, pursuant to the terms of the Certificates of Designations, the maximum number of votes that each holder of shares of Preferred Stock shall be entitled to shall not exceed 4.95% of the total number of shares of Common Stock then outstanding.

(5)	The entity owns warrants which provide that the number of shares of our common stock that may be acquired by any holder of the warrants upon exercise of the warrants is limited to the extent necessary to ensure that, following such exercise, the number of shares of our common stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of the Exchange Act, does not exceed 4.95% of the total number of shares of our common stock then outstanding.

(6)	This entity owns warrants which provide that the number of shares of our common stock that may be acquired by any holder of the warrants upon exercise of the warrants is limited to the extent necessary to ensure that, following such exercise, the number of shares of our common stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of the Exchange Act, does not exceed 9.95% of the total number of shares of our common stock then outstanding.

(7)	Based on information provided to us by the holder, BayStar Capital II, L.P.’s beneficial ownership includes 91,770 shares of common stock subject to currently exercisable warrants and the effect of converting the 70 shares of Series E Preferred Stock into 140,000 shares of common stock. Such beneficial ownership does not reflect 22,750 shares of common stock issuable upon exercise of the warrant issued to BayStar on April 21, 2004, which is not exercisable until one year from the date of issuance. Bay Capital Management, LLC is the General Partner of BayStar Capital II, L.P. Steve Derby, Lawrence Goldfarb, and Steven M. Lamar are the three Managing Members of the General Partner, and acting together exercise shared voting and investment control over the securities beneficially owned by BayStar Capital II, L.P.

(8)	Based on information provided to us by the holder, North Sound Capital LLC is a related entity to North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, and North Sound Legacy International Fund Ltd., and therefore, their holdings have been aggregated for purposes of this table. North Sound Capital’s beneficial ownership includes 1,514,416 shares of common stock subject to currently exercisable warrants and the effect of converting the 78 shares of Series D Preferred Stock into 331,915 shares of common stock and the effect of converting the 120 shares of Series E Preferred Stock into 240,000 shares of common stock. Such beneficial ownership does not reflect 385,000 shares of common stock issuable to the related entities upon exercise of the warrants issued to them on April 21, 2004, which are not exercisable for one year from the date of issuance. North Sound Capital LLC is the Investment Advisor to each of the related entities and Thomas McAuley is the sole Managing Member of North Sound Capital LLC and exercises voting and investment control over the securities beneficially owned by the related entities.

(9)	Based on information provided to us by the holder, Omicron Capital, L.P. is a related entity to Omicron Master Trust, and therefore, their holdings have been aggregated for purposes of this table. Omicron’s beneficial ownership includes 348,572 shares of common stock subject to currently exercisable warrants and the effect of converting the 150 shares of Series E Preferred Stock into 300,000 shares of common stock. Such beneficial ownership does not reflect 67,742 shares of common stock issuable to Omicron Master Trust, upon exercise of the warrant issued to it on April 21, 2004, which is not exercisable for one year from the date of issuance. Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of April 21, 2003, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock owned by Omicron, as those terms are used for purposes under Regulation 13D-G of the Exchange Act.

(10)	Based on information provided to us by the holder, SCO Capital Partners, LLC is a related entity to SCO Financial Group LLC and SCO Securities LLC, and therefore, their holdings have been aggregated for purposes of this table. SCO’s beneficial ownership includes 1,262,794 shares of common stock subject to currently exercisable warrants and the effect of converting the 108 shares of Series D Preferred Stock into 459,574 shares of common stock. Steven H. Rouhandeh, the chairman of SCO Capital Partners LLC, has voting and investment power over the securities beneficially owned by SCO Capital Partners LLC.

(11)	Based on information provided to us by the holder, SDS Capital Group, SPC, Ltd.’s beneficial ownership includes 936,506 shares of common stock subject to currently exercisable warrants and the effect of converting the 79 shares of Series D Preferred Stock into 336,170 shares of common stock. Such beneficial ownership does not reflect 70,000 shares of common stock issuable to SDS Capital Group upon exercise of the warrant issued to it on April 21, 2004, which is not exercisable for one year from the date of issuance. Steve Derby is the Managing Member of SDS Capital Group, and therefore exercises voting and investment control over the securities beneficially owned.

(12)	Based on information provided to us by the holder, Xmark Fund, Ltd. is a related entity to Xmark Fund, L.P. and therefore, their holdings have been aggregated for purposes of this table. Xmark Fund’s beneficial ownership includes 420,000 shares of common stock subject to currently exercisable warrants. Such beneficial ownership does not reflect the 105,001 shares of common stock issuable to Xmark Funds upon exercise of the warrant issued to it on April 21, 2004, which is not exercisable for one year from the date of issuance. Xmark Fund, Ltd., a Cayman Islands corporation, is a private investment fund that is owned by its investors and managed by Brown Simpson Asset Management, LLC, a Delaware limited liability company, of which Mitchell D. Kaye is the managing member, and therefore, Mr. Kaye has voting and investment control over the shares owned by Xmark Fund, Ltd.

      The following table sets forth information, about our common stock that are or may be beneficially owned on May 14, 2004 (unless otherwise indicated) by (i) each Named Executive Officer (as defined on page 27); (ii) each of our directors and director nominees; and (iii) our directors and executive officers as a group. Unless otherwise noted, each stockholder has sole voting power and sole investment power with respect to the securities shown in the table below.

	Shares	Percent of Shares
Name of Beneficial Owner	Owned(1)	Outstanding

Named Executive Officers
Shrotriya, Rajesh(2)	643,426	4.6%
Lenaz, Luigi(3)	275,490	2.0%
McManus, John(4)	135,485	1.0%
Directors/ Director Nominees
Glasky, Mark(5)	27,949	*
Kessler, Ann(6)	52,000	*
Kessler, Armin(6)	52,000	*
Maida, Anthony(7)	7,500	*
Mehta, Dilip(7)	17,000	*
O’Cleireacain, Carol(7)	27,280	*
Silverman, Paul(7)	27,280	*
Vida, Julius(7)	17,000	*
All Executive Officers and Directors as a group (12 persons)(8)	1,250,840	8.6%

*	less than 1%

(1)	Shares of common stock owned as of May 14, 2004 and shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of May 14, 2004, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)	Includes 620,850 shares of our common stock subject to stock options held by Dr. Shrotriya (225,000 of which have been granted subject to stockholder approval of the 2003 Incentive Award Plan — See Proposal 2), which are currently exercisable or exercisable within 60 days of May 14, 2004. The number does not include 200 shares of our common stock beneficially owned by Rick Shrotriya, Dr. Rajesh C. Shrotriya’s adult son, for which Dr. Shrotriya disclaims beneficial ownership.

(3)	Includes 203,550 shares of our common stock subject to stock options held by Dr. Luigi Lenaz, and 30,000 shares of our common stock subject to a currently exercisable warrant held by his wife, Dianne DeFuria, which are currently exercisable or exercisable within 60 days of May 14, 2004, as well as 5,750 shares subject to a currently exercisable warrant held by Dr. Lenaz.

(4)	Includes 132,450 shares of our common stock subject to stock options held by Mr. McManus (90,000 of which have been granted subject to stockholder approval of the 2003 Incentive Award Plan — See Proposal 2), which are currently exercisable or exercisable within 60 days of May 14, 2004.

(5)	Includes 27,280 shares of our common stock subject to stock options held by Mark J. Glasky, which are currently exercisable or exercisable within 60 days of May 14, 2004.

(6)	Includes 26,000 shares of our common stock subject to stock options held by each of Armin M. Kessler and Dr. Ann C. Kessler, which are currently exercisable or exercisable within 60 days of May 14, 2004. Armin M. Kessler and Dr. Ann C. Kessler are husband and wife.

(7)	Represents shares of our common stock subject to stock options which are currently exercisable or exercisable within 60 days of May 14, 2004.

(8)	In addition to the shares of our common stock beneficially owned by the officers and directors listed in the table, this number includes 20,000 shares of our common stock subject to stock options issued to Shyam Kumaria, our Vice President, Finance, which have been granted subject to stockholder approval of the 2003 Incentive Award Plan — See Proposal 2, and 400 shares of our common stock beneficially owned by Mr. Kumaria.

EXECUTIVE OFFICERS

      The following table provides information regarding our Executive Officers, their ages, the year in which each first became an officer of the Company and descriptions of their backgrounds. John McManus, our former Vice President, Finance and Strategic Planning and Assistant Corporate Secretary, resigned his position as an executive officer of the Company effective as of November 13, 2003. Michael McManus, our former Controller, resigned his position as an executive officer of the Company effective as of November 7, 2003. During 2003, Dr. Ashok Gore did not serve in an executive officer capacity.

Name and Age

Rajesh C. Shrotriya, M.D. (60) Chairman of the Board, Chief Executive Officer and President	Information regarding Dr. Shrotriya is provided under “Proposal 1 — Election of Directors” on page 12 of this report.

Luigi Lenaz, M.D. (63) President Oncology Division	Dr. Lenaz, has served as President of the Oncology Division since November 2000. Prior to joining Spectrum Pharmaceuticals, Inc., he was Senior Vice President of Clinical Research and Medical Affairs from October 1997 to June 2000 of SuperGen, Inc., a NASDAQ listed pharmaceutical company dedicated to battling cancer. Previously, he was Senior Medical Director, Oncology Franchise Management for Bristol-Myers Squibb, a NYSE listed pharmaceutical company, from 1990 to 1997 and was Director, Scientific Affairs, Anti-Cancer for Bristol-Myers Squibb from 1978 to 1990. Dr. Lenaz was a Post Doctoral Fellow at both the Memorial Sloan-Kettering Cancer Center in New York and the National Cancer Institute in Milan, Italy. He received his medical training at the University of Bologna Medical School in Bologna, Italy.

Shyam Kumaria (54) Vice President Finance	Mr. Kumaria has served as Vice President Finance since December 2003. From 1996 to 2003, he provided financial and management consulting services to private companies. From 1984 to 1996, he served in senior executive and management positions for several companies including Deloitte & Touche. Mr. Kumaria became a Chartered Accountant in London, England in 1973 and a Certified Public Accountant in 1978. He received an Executive MBA from Columbia University in 1984.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Our Board of Directors currently consists of nine directors, divided into classes. Recently, the Board of Directors approved a reduction in the number of directors from nine to seven as well as amended our bylaws to declassify the Board and eliminate the classes and staggered terms, resulting in the annual election of all directors. These changes will be effective immediately prior to the 2004 Annual Meeting. In order to immediately implement the declassified Board, each member of our Board whose term would otherwise extend past the 2004 Annual Meeting has resigned, effective as of the upcoming Annual Meeting, and therefore each member’s current term will expire at the Annual Meeting.

      The Board voted to declassify the Board of Directors for a number of reasons. The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. A non-classified board of directors accountable to stockholders on an annual basis provides an opportunity to adjust the Board’s composition in a timely manner to address the Company’s evolving needs. In addition, it is the Board’s belief that it is desirable, as part of the director nomination process, for the Board to have the opportunity to assess the contributions of each director annually so that the Board’s composition can be appropriately adjusted.

      During the past fiscal year, the Board has actively sought to strengthen corporate governance and to provide a greater breadth of experience in overseeing the Company’s business affairs. On December 12, 2003, Anthony E. Maida, III, was appointed to the Board to fill an existing vacancy. Under Delaware law, a director appointed by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualified. Thus Mr. Maida’s term expires at this Annual Meeting.

      Carol O’Cleireacain and Mark J. Glasky, whose terms expire at this Annual Meeting, will be retiring from service as Spectrum directors effective as of this Annual Meeting. The Company is appreciative of Dr. O’Cleireacain and Mr. Glasky for their service on the Board and their many contributions to our progress over the years.

      The Board has nominated Ann C. Kessler, Armin M. Kessler, Anthony E. Maida, Dilip J. Mehta, Paul H. Silverman, Rajesh C. Shrotriya and Julius Vida for election to the Board. Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote FOR the election of Drs. Kessler, Mehta, Shrotriya, Silverman and Vida and Messrs. Kessler and Maida. Each director will be elected to serve a one-year term expiring at the annual meeting in 2005 and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.

      Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

      The following provides information regarding our nominees to the Board of Directors, their ages, the year in which each first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or executive officer of the Company:

Ann C. Kessler, Ph.D.	Dr. Kessler, 60, has been a director of Spectrum Pharmaceuticals, Inc. since November 1999. Dr. Kessler serves as a member of the Scientific Advisory Board of Gen-Probe, a NASDAQ listed clinical laboratory and blood screening company, and serves as the Chair of the Science and Development Advisory Board of Maxim Pharmaceuticals Inc., a NASDAQ listed global biopharmaceutical company focused on developing products for life threatening cancers and chronic liver disease. From January 1969 until she retired in June 1995, Dr. Ann Kessler held a number of management positions with Hoffmann-La Roche, a pharmaceutical company, in Basel, Switzerland and Nutley, New Jersey. Most recently, Dr. Ann Kessler was Director of International Project Manage-

ment and was responsible for global project development decisions. Dr. Ann Kessler’s previous appointments included Director of the Division of Exploratory Research and Director of the Departments of Pharmacology, Chemotherapy, and Biochemical Nutrition. Dr. Ann Kessler has authored over 100 publications dealing with obesity, lipid metabolism and appetite regulation, and has 20 patents issued concerning pharmacological approaches to diseases. Dr. Ann Kessler obtained her B.S. degree from the College of Notre Dame of Maryland in 1965, M.S. in Biological Sciences from Northwestern University, in 1967, and a Ph.D. in Biochemistry from New York University in 1973. Dr. Ann Kessler is the wife of Armin M. Kessler, a Director of the Company

Armin M. Kessler	Mr. Kessler, 66, has been a director of Spectrum Pharmaceuticals, Inc. since November 1999. Mr. Kessler also serves as a member of the Board of Directors of Gen-Probe, a NASDAQ listed clinical laboratory and blood screening company, and of The Medicines Company, a NASDAQ listed company and a developer of acute care products. From 1983 until he retired in 1995, Mr. Kessler held a number of executive management positions with Hoffmann-La Roche AG, a pharmaceutical company, including Chief Operating Officer, Head of the Pharmaceutical Division, Head of the Diagnostic Division with worldwide responsibility for pharmaceuticals, diagnostics, vitamins and chemicals and Managing Director of Roche U.K. Mr. Kessler also served as a member of the Board of Directors of Hoffman-LaRoche AG from 1990 to 1995, and the Corporate Executive Committee from 1986 to 1995. Until his retirement in 1995, Mr. Kessler served as a member of the Board of Directors of Genentech Inc., an NYSE listed biotechnology research company, from 1990 and Syntex Corporation, a bioscience company, from 1994. During this same period, Mr. Kessler served on the Executive Board of Pharmaceutical Partners for Better Healthcare and as President of the European Federation of Pharmaceutical Industry Associations. From 1961 to 1982 Mr. Kessler held a variety of positions in various countries with Sandoz Pharmaceuticals Corporation, a global supplier of generic pharmaceuticals, including Director of Worldwide Pharmaceutical Marketing, as well as Head of Patents and Licensing and President of Sandoz, Japan. Mr. Kessler received a Bachelor of Science degree in Chemistry and Physics from the University of Pretoria, South Africa in 1957, a Bachelor of Science Honors degree in Chemical Engineering from The University of Cape Town in 1959, a Juris Doctorate from Seton Hall University in 1971, and an Honorary Doctorate of Business Administration from University of Pretoria, South Africa in 1993. Mr. Kessler qualified as a U.S. Patent Attorney in 1972. Mr. Armin Kessler is the husband of Dr. Ann C. Kessler, a Director of the Company.

Anthony E. Maida, III	Mr. Maida, 52, has been a director of Spectrum Pharmaceuticals, Inc. since December 2003. Mr. Maida has been the Acting Chairman of Dendri Therapeutics, Inc., a company focused on the clinical development of therapeutic vaccines for patients with cancer since 2003. Additionally, Mr. Maida has been serving as Chairman, Founder and Director of BioConsul Drug Development Corporation since 1999, servicing large and small biopharmaceutical firms in the clinical development of oncology products and product acquisition. Mr. Maida served as the President and Chief Executive Officer of Replicon Neuro Therapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system (CNS), from June 2001 to July 2003. From 1999 to 2001, Mr. Maida held positions as Interim Chief Executive Officer for Trellis Bioscience, Inc., a private biotechnology company that addresses high clinical stage failure rates in pharmaceutical development, and CancerVax Corporation, a public biotechnology company dedicated to the treatment of cancer. From 1992 until 1999, Mr. Maida served as President and CEO of Jenner Biotherapies, Inc., a biopharmaceuticals company. From 1980 to 1992, Mr. Maida served in senior management positions with various companies including President and Chief Executive Officer of Cell Path, Inc., a biosciences company specializing in drug discovery and development, and Vice President Finance and Chief Financial Officer of Data Plan, Inc., a wholly owned subsidiary of Lockheed Corporation. Additionally, Mr. Maida currently works in the laboratory of Kit S. Lam, M.D., Ph.D., University of California, Medical Center, Department of Hematology and Oncology. Mr. Maida serves on the Advisory Board of Innovera Life Science Fund, the Scientific Advisory Board of EndPoint Ventures, Fund II and serves as a technical analyst for vFinance, a financial services company. Mr. Maida received a B.A. degree in Biology from San Jose State University 1977, received a B.A. Degree in History from University of Santa Clara 1975, a MBA from the University of Santa Clara 1978, and received a MA in toxicology from San Jose University 1986.

Dilip J. Mehta, M.D., Ph.D.	Dr. Mehta, 71, has been a director of Spectrum Pharmaceuticals, Inc. since June 2003 and member of our Scientific Advisory Board since 2001. Dr. Mehta has been self-employed as a pharmaceutical consultant since 2002. Dr. Mehta serves as a member of the Board of Directors of Esvee Pharmaceuticals, Pvt. Ltd. (Pune, India), and Bharat Serums& Vaccines Limited (Mumbai, India). Dr. Mehta is a current member of the Psychopharmacology Advisory Committee to the U.S. Food and Drug Administration. From 1982 until he retired in 1997, Dr. Mehta held a number of executive management positions with Pfizer Inc., a pharmaceutical company, including Senior Vice President, U.S. Clinical Research, with responsibility for clinical research (Phases 1, 2 and 3) including data processing and statistical analysis for Pfizer Inc.’s drugs in the U.S., as well as supervised submissions of NDA’s for Cardura, Norvasc, Zoloft, Zithromax, Diflucan, Unasyn, Trovan, Viagra, Geodon, and a number of other drugs/supplements. From

1993 until 1997, Dr. Mehta served as Chair, Efficacy Section for the Pharmaceutical Research and Manufacturers of America (“PhRMA”) in the International Conference on Harmonization and was a PhRMA topic leader for one of the Expert Working Group in Efficacy. From 1966 until 1982, Dr. Mehta held the position of Group Director, Clinical Research in the U.S. for Hoechst AG with supervision of Internal Medicine, Metabolic and Infectious Diseases and Cardiovascular groups. Dr. Mehta graduated from the University of Bombay, India, and holds an M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. degree in the U.S.), an M.D., and received a Ph.D. in Pharmacology. Dr. Mehta was a Research Fellow in Clinical Pharmacology at Cornell University Medical College.

Rajesh C. Shrotriya, M.D.	Dr. Shrotriya, 60, has been Chairman of the Board, Chief Executive Officer and President since August 2002 and a director of Spectrum Pharmaceuticals, Inc. since June 2001. Since September 2000, Dr. Shrotriya served as President and Chief Operating Officer of Spectrum Pharmaceuticals, Inc. Dr. Shrotriya also serves as a member of the Board of Directors of Antares Pharma, Inc., a drug delivery systems company. Prior to joining Spectrum Pharmaceuticals, Inc., Dr. Shrotriya held the position of Executive Vice President and Chief Scientific Officer from November 1996 until August 2000, and as Senior Vice President and Special Assistant to the President from November 1996 until May 1997, for SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer. From August 1994 to October 1996, Dr. Shrotriya held the positions of Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc., an oncology-focused biopharmaceutical company. Dr. Shrotriya spent 18 years at Bristol-Myers Squibb Company in a variety of positions most recently as Executive Director, Worldwide CNS Clinical Research. Previously, Dr. Shrotriya held various positions at Hoechst Pharmaceuticals, most recently as Medical Advisor. Dr. Shrotriya was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. In addition, he received a certificate for Advanced Biomedical Research Management from Harvard University. Dr. Shrotriya received his M.D. degree from Grant Medical College, Bombay, India, in 1974; his D.T.C.D. (Post Graduate Diploma in Chest Diseases) degree from Delhi University, V.P. Chest Institute, Delhi, India, in 1971; M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. degree in the U.S.) from the Armed Forces Medical College, Poona, India, in 1967; and a B.S. with Chemistry degree from Agra University, Aligarh, India, in 1962.

Paul H. Silverman, Ph.D.	Dr. Silverman, 79, has been a director of Spectrum Pharmaceuticals, Inc. and member of our Scientific Advisory Board since September 1996. Dr. Silverman has served as a Director for the Western Center of the American Academy of Arts and Sciences, located on the University of California, Irvine campus since March 1997. Since March 1993, Dr. Silverman has also been an Adjunct Professor in the Department of Medicine at the University of California, Irvine. From January 1994 until July 1996, Dr. Silverman served as an Associate Chancellor for the Center for Health Sciences at the University of California, Irvine. From August 1992 until January 1994, Dr. Silverman served as the Director of Corporate and Government Affairs at the Beckman Laser Institute and Medical Clinic in Irvine, California. From November 1990 until December 1993, Dr. Silverman served as Director of Scientific Affairs at Beckman Instruments, Inc., now Beckman Coulter, an NYSE listed company that provides instrument systems to generate biomedical intelligence used in the battle against disease. Prior to 1990, Dr. Silverman served as the Director of the Systemwide Biotechnology Research and Education Program for the University of California; the Director of the Donner Laboratory and an Associate Director of the Lawrence Berkeley Laboratory at the University of California, Berkeley; as the President of the University of Maine at Orono; as the President of The Research Foundation of the State University of New York, and as the head of the Department of Immunoparasitology at Glaxo, Ltd., a research based pharmaceutical company. Dr. Silverman received his Ph.D. in Parasitology and Epidemiology and his Doctor of Science degree from the University of Liverpool, England.

Julius A. Vida, Ph.D.	Dr. Vida, 75, has been a director of Spectrum Pharmaceuticals since April 2003. Dr. Vida serves as a member of the Board of Directors of Medarex, Inc., a NASDAQ listed company focused on the discovery and development of human antibody-based therapeutic products, Orphan Medical, Inc., a NASDAQ listed company which acquires, develops and markets pharmaceutical products, Albachem Ltd., (UK), a biotechnology company which produces chemically synthesized custom peptides and proteins, Advanced Life Sciences, Inc., a biopharmaceutical company focused on developing treatments for infectious diseases and inflammation, FibroGen, Inc., a pharmaceutical company, Osteo Screen, Inc., a pharmaceutical company which attempts to find new drugs to slow bone loss, SWITCH Biotech AG (Germany), a pharmaceutical company focused on wound healing and dermatalogical complaints, and YM Biosciences, Inc. (Canada), a pharmaceutical development company that focuses on cancer therapeutics. Since 1993, Dr. Vida has been a self-employed pharmaceutical consultant with VIDA International Pharmaceutical Consultants. From 1975 until his retirement in 1993, Dr. Vida held various positions at Bristol-Myers Squibb and its predecessors. From 1991 to 1993, Dr. Vida was Vice President, Business Development, Licensing and Strategic Planning, and from 1985 to 1991, he was Vice President, Licensing. Dr. Vida graduated from Pazmany Peter University, Budapest, Hungary, holds an M.S. and a Ph.D. in Organic Chemistry from Carnegie Institute of Technology, was a Postdoctoral Fellow at Harvard University, and holds an M.B.A. from Columbia University.

Director Compensation

      Cash Compensation. Each non-employee director receives an annual retainer of $15,000, effective as of July 1, 2003, and $2,000 for each in-person Board of Directors meeting attended and $500 for each telephonic Board of Director’s meeting attended.

      Each non-employee director serving as the Chairperson of our Audit or Compensation Committees receives $1,000 for each committee meeting attended while the other committee members of those committees receive $500 for each committee meeting attended. In addition, our Board of Directors approved an additional payment of $6,450 to Dr. O’Cleireacain, Chairperson of our Audit Committee, for services performed by her in that capacity that required significantly more time and commitment than had been anticipated when the Board of Directors set the regular compensation for that committee. Each non-employee director serving as a member of our Placement Committee receives $250 per committee meeting. In addition, Dr. Silverman was paid $750 for assistance provided in negotiating settlement of certain disputes with the University of California, Irvine. Our directors are also reimbursed for certain expenses incurred in connection with attendance at Board meetings. Directors who are also employees of the Company receive no additional compensation for service as directors.

      Stock Options. On July 31, 2003, we granted to each non-employee director an option to purchase 15,000 shares of our common stock at the then fair market value of $4.00 per share. On September 12, 2003, we granted to each non-employee director an option to purchase 5,000 shares of our common stock at the then fair market value of $4.90 per share. All options vest in installments of 25% per quarter beginning on the date of grant and have maximum ten-year terms.

Board Meeting Attendance

      Our Board of Directors met 12 times and acted 6 times by unanimous written consent during 2003. During the year, overall attendance by incumbent directors averaged 98% at Board meetings and 100% at Committee meetings. Effective April 2004, the Company’s policy is that every director is expected to attend in person the annual meeting of stockholders of the Company. If a director is unable to attend a meeting, he or she shall notify the Board and attempt to participate in the meeting telephonically, if possible. Two of our then current Board members, Dr. Shrotriya and Dr. Silverman, attended the 2003 Annual Stockholder Meeting, while Julius Vida, Mark Glasky, Carol O’Cleireacain, Eric Nelson, Ann Kessler and Armin Kessler did not attend the 2003 Annual Stockholder Meeting.

Board Independence

      The Board has determined that each of Drs. Kessler, Mehta, Silverman and Vida and Messrs. Kessler and Maida are “independent” within the meaning of the NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards, as currently in effect. The Board further determined that Dr. Shrotriya is not independent due to his current employment as an executive officer of Spectrum.

BOARD COMMITTEES

      Our Board of Directors has standing Audit, Compensation, Placement and Nominating and Corporate Governance Committees.

Board Committee Membership

as of May 2004(1)

Nominating and
Corporate
	Audit	Compensation	Placement	Governance
Name	Committee	Committee	Committee	Committee

Mark J. Glasky(1)			*
Ann C. Kessler		*		*
Armin M. Kessler	*			*
Carol O’Cleireacain(1)	**		*	*
Anthony E. Maida, III	*			*
Dilip J. Mehta				*
Rajesh C. Shrotriya			**
Paul H. Silverman		**	*	*
Julius A. Vida		*		*

   * Member.

  ** Chair.

(1)	Mr. Glasky and Dr. O’Cleireacain will be retiring from the Board effective immediately prior to this year’s Annual Meeting.

      Audit Committee. The Audit Committee is currently comprised of Dr. O’Cleireacain (Chair), Mr. Maida and Mr. Kessler, each of whom satisfies the NASDAQ and SEC rules for Audit Committee membership. The Audit Committee held 11 meetings during 2003. The Board of Directors has determined that Mr. Maida is an audit committee financial expert within the meaning of the SEC rules. Mr. Glasky served on our audit committee from July 2003 until Mr. Maida’s appointment in December 2003. Since Dr. O’Cleireacain will not be continuing as a director following this Annual Meeting of stockholders, the board is currently evaluating potential replacements as a member of the Audit Committee. Any director appointed to replace Dr. O’Cleireacain on the Audit Committee will satisfy the NASDAQ and SEC rules for Audit Committee membership. On April 9, 2004, the Board of Directors adopted a revised Audit Committee charter, a copy of which is attached to this Proxy Statement as Annex A. Principal responsibilities of the Audit Committee include but are not limited to:

•	Appointing, compensating, retaining and overseeing the work of the independent auditor;

•	Reviewing independence qualifications and quality controls of the independent auditor; and

•	Reading and discussing with management and the independent auditor the annual audited, and quarterly audited, financial statements.

      Compensation Committee. The Compensation Committee is comprised of Drs. Silverman (Chair), Kessler and Vida. The Compensation Committee’s responsibilities include but are not limited to: reviewing and evaluating the Company’s compensation arrangements, reviewing the compensation philosophy of the Company, determining the compensation of the chief executive officer and executive officers of the Company, and reviewing and approving bonus compensation plans, including stock option and employee stock purchase plans. The Compensation Committee held 5 meetings during 2003.

      Placement Committee. The Placement Committee is comprised of Drs. Shrotriya (Chair), Silverman, O’Cleireacain and Mr. Glasky. The Placement Committee has the delegated authority to act on behalf of the

Board for approving and evaluating all issuances of securities of the Company, including the authority to set the terms of each security being issued, including, without limitation, common stock, warrants, preferred stock or other securities convertible into common stock. The Placement Committee met 1 time and took action by Unanimous Written Consent 6 times during 2003. Since Dr. O’Cleireacain and Mr. Glasky will not be continuing as directors following this Annual Meeting of stockholders, the board is currently evaluating potential replacements as members of the Placement Committee.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Drs. Kessler, Mehta, O’Cleireacain, Silverman, and Vida and Messrs. Kessler and Maida. The Nominating and Corporate Governance Committee’s responsibilities include but are not limited to: the identification and recommendation to the Board of nominees for election as directors by the stockholders, the identification and recommendation of candidates to fill any vacancies on the Board, and the recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company. The Nominating and Corporate Governance Committee met 1 time in 2003. It acts pursuant to a written charter which will be posted on the Company’s website at www.spectrumpharm.com on or before the 2004 Annual Meeting.

      In selecting and making recommendations to the Board for director nominees, the Nominating and Corporate Governance Committee may consider suggestions from many sources, including the Company’s stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other Board members or senior management.

      The Nominating and Corporate Governance Committee will consider a number of factors when reviewing potential nominees for the Board. The factors which are considered by the Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in the Company’s industry and with relevant social policy concerns, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of the Company’s operations.

      In identifying, evaluating and selecting future potential director nominees for election at each future annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. The Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any stockholder of the Company or senior management. The Committee may also hire a search firm if deemed appropriate. All potential new director nominees will be initially reviewed by the Chairman of the Committee, or in the Chairman’s absence, any other member of the Committee delegated to initially review director candidates. The reviewing Committee member will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Committee will interview the prospective director candidate(s). The full Committee may interview the candidates as well. The Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board. The Board determines which candidates are nominated or elected to fill a vacancy.

      Mr. Maida was initially identified to the Board as a potential candidate by our Chief Executive Officer. The Board elected Mr. Maida as a director to fill an existing vacancy in December 2003.

Communications with the Board

      Stockholders who wish to contact members of the Board may send email correspondence to: ir@spectrumpharm.com. If a stockholder would like to write to the Board, they may send written correspondence to the following address: Spectrum Pharmaceuticals, Inc., Board of Directors, 157 Technology Drive, Irvine, CA 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications will be received and processed by the Investor Relations Office, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee, with a copy to the Nominating and Corporate Governance Committee. All other correspondence will be referred to the Chairperson of the Nominating and Corporate Governance Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Assignment of Patents by Dr. Alvin J. Glasky. Dr. Alvin J. Glasky, Ph.D. is our former Chief Executive Officer and the father of one of our Directors, Mark J. Glasky. Pursuant to royalty agreements (“Glasky Agreements”) with Dr. Glasky, we are obligated to pay a royalty of two percent (2%) of all revenues derived by us from the use and sale by us of any products or methods included in the ten patents assigned to us. Our obligations expire concurrently with the expiration of the underlying patents, and any additional patents derived there from. Dr. Glasky may terminate the Glasky Agreements and receive a reassignment of the patents if we file a petition under any bankruptcy or insolvency laws or otherwise commence liquidation or winding up of our business. These patents relate to certain of our neurology compounds. We do not currently anticipate generating any revenues from these compounds and, to date, have not incurred any royalty obligation pursuant to the Glasky Agreements.

      Outsource Arrangement. During 2003 through November 2003, we had outsourced the administration, accounting, human resources functions, and SEC report preparation to McManus Financial Consultants, Inc, (MFC) for a monthly fee of $15,000 and all investor relations activities to McManus & Co., Inc. (M&C) for a monthly fee of $10,000 to $12,000. During the year ended December 31, 2003, MFC and M&C received total fees and payments under severance arrangements amounting to $539,000. MFC and M&C are co-owned by two of our former officers, John and Michael McManus, who are also brothers. John McManus received direct compensation from us as Vice President Finance and Strategic Planning and Assistant Corporate Secretary, however, Michael McManus received no direct compensation from us for his services as Controller. In November 2003, John and Michael McManus resigned their positions with the Company to return to their consulting business to pursue other opportunities. The consulting agreement with MFC was terminated in connection with the severance arrangement and the consulting agreement with M&C will remain in effect through its expiration on July 31, 2004.

      Financing Transactions. Each of the following described entities that has participated in our financings is a current beneficial owner of more than 5% of the total number of outstanding shares of our preferred stock or common stock.

May 2003

      On May 13, 2003, we completed a series of private placement transactions with certain institutional investors for an aggregate of 600 shares of our Series D 8% Cumulative Convertible Voting Preferred Stock, stated value $10,000 per share, five-year warrants to purchase up to an aggregate of 1,276,595 shares of our common stock, at an exercise price of $3.00 per share and five-year warrants to purchase up to an aggregate of 1,276,595 shares of our common stock at an exercise price of $3.50 per share for an aggregate purchase price of $6,000,000. The Series D Preferred Stock is convertible into shares of our common stock at a price of $2.35 per share. Dividends on the Series D Preferred Stock are payable quarterly either in cash or common stock at our discretion.

      Entities related to North Sound Capital LLC acquired 125 shares of Series D Preferred Stock, which were convertible into 531,915 shares of our common stock, and warrants to purchase up to 265,958 shares of our common stock at an exercise price of $3.00 per share, and warrants to purchase up to an aggregate of 265,958 shares of our common stock at an exercise price of $3.50 per share for an aggregate purchase price of $1,250,000. SCO Capital Partners LLC acquired 100 shares of Series D Preferred Stock, which were convertible into 425,532 shares of our common stock, and warrants to purchase up to 212,766 shares of our common stock at an exercise price of $3.00 per share, and warrants to purchase up to an aggregate of 212,766 shares of our common stock at an exercise price of $3.50 per share for an aggregate purchase price of $1,000,000. An entity related to SDS Capital Group, SPC, Ltd. acquired 125 shares of Series D Preferred Stock, which were convertible into 531,915 shares of our common stock, and warrants to purchase up to 265,958 shares of our common stock at an exercise price of $3.00 per share, and warrants to purchase up to an aggregate of 265,958 shares of our common stock at an exercise price of $3.50 per share for an aggregate purchase price of $1,250,000. Xmark Fund, Ltd. acquired 159 shares of Series D Preferred Stock, which were convertible into 676,596 shares of our common stock, and warrants to purchase up to 338,298 shares of our common stock at an exercise price of $3.00 per share, and warrants to purchase up to an aggregate of 338,298 shares of our common stock at an exercise price of $3.50 per share for an aggregate purchase price of $1,590,000.

      We paid fees and granted five-year warrants to purchase up to an aggregate of 255,319 shares of our common stock, at an exercise price of $3.00 per share, to SCO Financial Group LLC, an entity related to SCO Capital Partners LLC, in connection with its services as a finder in this transaction pursuant to a financial agreement between us and SCO Financial Group LLC.

      Pursuant to a registration rights agreement with the investors, we registered the resale of the shares of our common stock issuable upon conversion of the Series D Preferred Stock (including shares of our common stock issued as dividends on the Series D Preferred Stock), and the shares of our common stock issuable upon exercise of the warrants.

August 2003

      On August 13, 2003, we completed a sale in a private placement transaction to certain institutional and individual investors of 737,040 shares of our common stock at a purchase price of $4.10 per share for an aggregate purchase price of approximately $3.0 million. The investors also received five-year warrants to purchase up to 368,520 shares of our common stock at an exercise price of $4.75 per share.

      BayStar Capital II, L.P. acquired 183,540 shares of our common stock, and warrants to purchase up to 91,770 shares of our common stock for an aggregate purchase price of $752,514. Entities related to North Sound Capital LLC, acquired 173,000 shares of our common stock, and warrants to purchase up to 86,500 shares of our common stock for an aggregate purchase price of $709,300. Omicron Capital, L.P. acquired 122,000 shares of our common stock, and warrants to purchase up to 61,000 shares of our common stock for an aggregate purchase price of $500,200.

      We paid fees and granted five-year warrants to purchase up to an aggregate of 39,304 shares of our common stock at an exercise price of $4.75 per share to SCO Financial Group LLC, in connection with its services as a finder in this transaction.

      Pursuant to a registration rights agreement with the investors, we registered the resale of the shares of our common stock and the shares of our common stock issuable upon exercise of the warrants.

September 2003

      On September 26, 2003, we completed a sale in a private placement transaction to certain institutional and other investors of 2,000 shares of our Series E Convertible Voting Preferred Stock, stated value $10,000 per share, and five-year warrants to purchase up to an aggregate of 2,800,000 shares of our common stock, at an exercise price of $6.50 per share for an aggregate purchase price of $20,000,000. The Series E

Preferred Stock is convertible into shares of our common stock at a price of $5.00 per share. There are no dividends payable on the Series E Preferred Stock.

      An entity related to SDS Capital Group, SPC, Ltd., acquired 317 shares of Series E Preferred Stock, which were convertible into 634,000 shares of our common stock, and warrants to purchase up to 443,800 shares of our common stock for an aggregate purchase price of $3,170,000. BayStar Capital II, L.P., acquired 320 shares of Series E Preferred Stock, which were convertible into 640,000 shares of our common stock, and warrants to purchase up to 448,000 shares of our common stock for an aggregate purchase price of $3,200,000. North Sound Capital LLC, acquired 320 shares of Series E Preferred Stock, which were convertible into 640,000 shares of our common stock, and warrants to purchase up to 448,000 shares of our common stock for an aggregate purchase price of $3,200,000. SCO Capital Partners acquired 50 shares of Series E Preferred Stock, which were convertible into 100,000 shares of our common stock, and warrants to purchase up to 70,000 shares of our common stock for an aggregate purchase price of $500,000. Xmark Fund, Ltd., and an entity related to Xmark Fund, Ltd. acquired 300 shares of Series E Preferred Stock, which were convertible into 600,000 shares of our common stock, and warrants to purchase up to 420,000 shares of our common stock for an aggregate purchase price of $3,000,000. An entity related to Omicron Capital, L.P., acquired 150 shares of Series E Preferred Stock, which were convertible into 300,000 shares of our common stock, and warrants to purchase up to 210,000 shares of our common stock for an aggregate purchase price of $1,500,000.

      We paid fees and granted five-year warrants to purchase up to an aggregate of 336,000 shares of our common stock, at an exercise price of $6.50 per share, to SCO Securities LLC, an entity related to SCO Capital Partners LLC, in connection with its services as a finder in this transaction.

      Pursuant to a registration rights agreement with the investors, we registered the resale of the shares of our common stock issuable upon conversion of the Series E Preferred Stock and the shares of our common stock issuable upon exercise of the warrants.

April 2004

      On April 21, 2004, we completed the sale in a private placement transaction to select institutional and other investors of 3,220,005 shares of our common stock at a purchase price of $7.75 per share, and five-year warrants, which are first exercisable in April 2005, to purchase up to 1,127,005 shares of our common stock at an exercise price of $10.00 per share, for aggregate proceeds of approximately $25 million.

      BayStar Capital II, L.P. acquired 65,000 shares of our common stock and warrants to purchase up to 22,750 shares of our common stock for an aggregate purchase price of $503,750. Entities related to North Sound Capital LLC, acquired 1,100,000 shares of our common stock and warrants to purchase up to 385,000 shares of our common stock for an aggregate purchase price of $8,525,000. Entities related to Omicron Capital, L.P., acquired 193,548 shares of our common stock and warrants to purchase up to 67,742 shares of our common stock for an aggregate purchase price of $1,499,997. SDS Capital Group, SPC, Ltd., acquired 200,000 shares of our common stock and warrants to purchase up to 70,000 shares of our common stock for an aggregate purchase price of $1,550,000. Xmark Fund, Ltd., and an entity related to Xmark Fund, L.P. acquired 300,000 shares of our common stock and warrants to purchase up to 105,001 shares of our common stock for an aggregate purchase price of $2,325,000.

      Pursuant to an investor rights agreement with the investors, we have filed a registration statement covering the common stock and the common stock issuable upon exercise of the warrants.

      We may also pay a finder’s fee or issue warrants to SCO Financial Group LLC in respect of certain investors in the transaction originally introduced to us by SCO. We are currently in negotiations with SCO regarding the amount of this fee and/or warrants and the termination of a financial advisory agreement we entered into with SCO on February 1, 2003. We may be liable for a cash fee of up to 7% of the gross proceeds of the common stock sold in the financing to those certain investors and may have to issue warrants to purchase up to 10% of the number of shares of our common stock sold to such investors. We are not able to determine the amount of the fee and/or warrants at this time.

      Pursuant to the terms of the certificates of designation of the Series D and E Preferred Stock and the warrants discussed above, the number of shares of our common stock that may be acquired by any holder of our preferred stock or the warrants upon any conversion or exercise, as applicable, is limited to the extent necessary to ensure that, following such conversion or exercise, the number of shares of our common stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of the Exchange Act, does not exceed 4.95% of the total number of shares of our common stock then outstanding.

      Please see the table above under the Section titled “Stock Ownership” for more information on the above entities and their current holdings.

Director and Executive Officer Indebtedness to the Company

      Rajesh C. Shrotriya, M.D. In October 2000, Dr. Rajesh Shrotriya, the Company’s Chief Executive Officer and President, borrowed $90,000 from the Company. The loan was evidenced by a promissory note from Dr. Shrotriya that was collateralized by 400 shares of the Company’s common stock purchased with the proceeds of the loan. The principal amount of the note was due in October 2002 together with interest accrued at the rate of 9% per annum. In June 2002, the Board of Directors approved an amendment and restatement of the note receivable. The original interest rate of 9% was changed to 4.5% and the maturity date was extended to June 6, 2004. The note remained secured by a pledge of the common stock purchased with the loan proceeds. In February 2003, the Company agreed to forgive and terminate all outstanding amounts due under the loan agreement, and, in return, Dr. Shrotriya agreed to return the 400 shares of common stock originally purchased with the proceeds of the loan. For financial statement purposes, the common stock and related notes receivable were eliminated as of December 31, 2002.

      Non-Executive Directors. In October 2000, Mark J. Glasky, Carol O’Cleireacain, and Paul H. Silverman each borrowed $45,000 from the Company for the exercise of stock options. The loans were evidenced by promissory notes from each of the individuals that were collateralized by an aggregate of 1,200 shares of the Company’s common stock purchased with the proceeds of the loan. The principal amount of the notes were due in October 2002 together with interest accrued at the rate of 7% per annum. In June 2002, the Board of Directors approved an amendment and restatement of all of the note receivables from the individuals. The original interest rates of 7% were all changed to 4.5% and the maturity date was extended to June 6, 2004. The notes remained secured by a pledge of the common stock purchased with the loan proceeds. In February 2003, the Company agreed to forgive and terminate the outstanding balance of principal and interest to each of the three directors in the amount of $58,347 or a total of $175,041 under the remaining loan agreements and in return, the individuals agreed to return the shares of common stock originally purchased with the proceeds of the loans. For financial statement purposes, the common stock and related notes receivable were eliminated as of December 31, 2002.

Code of Business Conduct and Ethics

      We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions as required by the Sarbanes-Oxley Act of 2002. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon oral request to (949) 788-6700 or upon written request to Investor Relations, Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618. Waivers from, and amendments to, if any, the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions will be posted on our website at www.spectrumpharm.com.

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee of the Board of Directors operates pursuant to a written charter. On April 9, 2004, the Board of Directors adopted a revised Audit Committee charter, a copy of which is attached to this Proxy Statement as Annex A. The Committee met 11 times during fiscal 2003 to fulfill its responsibilities. To ensure independence, the Audit Committee also meets separately with the Company’s independent public accountants and members of management. All members of the Audit Committee are non-employee directors and satisfy the current NASDAQ Stock Market listing standards and SEC requirements with respect to independence, financial sophistication and experience.

      The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditor is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

      Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Carol O’Cleireacain, Chair

Armin M. Kessler
Anthony E. Maida, III

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      The following summarizes audit and non-audit fees for the years ended December 31, 2003 and 2002.

	2003	2002

Audit Fees	$145,700	$105,600
Audit Related Fees	31,100	22,700
Tax Fees	6,400	15,200
All Other Fees	0	5,300

Total	$183,200	$148,800

      Kelly & Company. The fees billed (including estimations for services rendered but not yet billed) by Kelly & Company, our current independent public accountant, during or related to 2003 and 2002 (commencing December 27, 2002) were as follows:

•	Audit Fees. The aggregate fees billed for professional services rendered by Kelly & Company for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the year ended December 31, 2003 were $145,700, and for the year ended December 31, 2002 were $61,800.

•	Audit Related Fees. The aggregate fees billed for professional services rendered by Kelly & Company for assurance and related services that are reasonably related to the performance of the audit for the 2003 fiscal year were $31,100, and for the 2002 fiscal year were $0. Such fees related to internal control review and accounting research.

•	Tax Fees. The aggregate fees billed for professional services rendered by Kelly & Company for tax returns and compliance during the 2003 fiscal year were approximately $6,400 and during the 2002 fiscal year were approximately $5,000.

•	All Other Fees. The aggregate fees billed for services rendered by Kelly & Company, other than fees for the services referenced under the foregoing captions for the 2003 fiscal year were $0, and for the 2002 fiscal year were $0.

      Ernst & Young LLP. The fees billed by Ernst & Young, our independent public accountant from April 19, 2002 to December 27, 2002, were as follows:

•	Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the year ended December 31, 2002 were $43,800.

•	Audit Related Fees. The aggregate fees billed for professional services rendered by Ernst & Young for assurance and related services that are reasonably related to the performance of the audit for the 2002 fiscal year were $7,200 and related to accounting research and the annual meeting.

•	Tax Fees. The aggregate fees billed for professional services rendered by Ernst & Young for tax services during the 2002 fiscal year were $0.

•	All Other Fees. The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the foregoing captions for the 2002 fiscal year were $2,300 and related to workpaper review by the successor auditor.

      Arthur Andersen LLP. The fees billed by Arthur Andersen, our independent public accountant until April 19, 2002, were as follows:

•	Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the year ended December 31, 2002 were $0.

•	Audit Related Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for assurance and related services that are reasonably related to the performance of the audit for the 2002 fiscal year were $15,500 and related to accounting research and comfort letters.

•	Tax Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for tax returns and compliance, during the 2002 fiscal year were approximately $10,200.

•	All Other Fees. The aggregate fees billed for services rendered by Arthur Andersen LLP, other than fees for the services referenced under the foregoing captions for the 2002 fiscal year were $3,000 and related to workpaper review by the successor auditor.

      All of the engagements described above that were entered into after the effective date of the SEC’s rules requiring pre-approval of audit and permissible non-audit services by our independent accountant were pre-approved by our audit committee. Pursuant to its charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and permissible non-audit services, however, it has not yet done so.

CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

      On April 19, 2002, we dismissed our independent auditors, Arthur Andersen LLP, and engaged the services of Ernst & Young LLP as our new independent auditors. The change in auditors became effective on April 19, 2002. This determination followed concerns about the viability of Arthur Andersen LLP resulting in our decision to seek proposals from independent accountants to audit our financial statements. The decision to dismiss Arthur Andersen LLP and engage the services of Ernst & Young LLP was approved by our Board of Directors upon the recommendation of our Audit Committee.

      The Audit Committee carefully monitored costs relating to professional services rendered in 2002 for audit related fees. After the Audit Committee’s evaluations of these audit related fees, the Audit Committee believed that it was in the best interests of the Company and its stockholders to terminate the engagement of Ernst & Young LLP as the Company’s independent auditors. Following its review, the Audit Committee decided to seek proposals from independent accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2002. On December 20, 2002, the Audit Committee decided to no longer engage Ernst & Young LLP as the Company’s independent public accounts and engaged Kelly & Company to serve as the Company’s independent public accountants for the year ending December 31, 2002 and 2003. The change in auditors became effective on December 27, 2002.

      Arthur Andersen LLP and Kelly & Company’s reports on the Company’s consolidated financial statements for each year in the two year period ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the consolidated financial statements of Spectrum Pharmaceuticals as of and for the year ended December 31, 2002 contained an explanatory paragraph regarding Spectrum Pharmaceuticals’ ability to continue as a going concern. Ernst & Young LLP did not audit the Company’s financials or provide a report during the term of its engagement with the Company.

      During the engagement of Arthur Andersen LLP, in the two fiscal years and interim period prior to April 19, 2002, there were no disagreements between Spectrum and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with their reports. During the engagement of Ernst & Young LLP, there were no disagreements between Spectrum and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with their reports.

      In the two fiscal years and interim period prior to December 27, 2002, Spectrum Pharmaceuticals did not consult with Kelly & Company with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      There will be representatives from Kelly & Company present at the 2004 Annual Meeting of Stockholders to make a statement if they desire to do so and to answer appropriate questions from stockholders.

REPORT OF THE COMPENSATION COMMITTEE

      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Compensation Committee is comprised of three directors each of whom is “independent” within the meaning of the NASDAQ director independence standards, a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee’s responsibilities include but are not limited to: reviewing and evaluating the Company’s compensation arrangements, reviewing the compensation philosophy of the Company, determining the compensation of the chief executive officer and executive officers of the Company, and reviewing and approving bonus compensation plans, including stock option and employee stock purchase plans.

      The Compensation Committee held 5 meetings during 2003. The Committee determines the compensation of the Company’s Chief Executive Officer independently, and the compensation of other executive officers in consultation with the Chief Executive Officer. All decisions made by the Committee relating to the compensation of the Company’s executive officers, including the Chief Executive Officer, during 2003 were reviewed and confirmed by the full Board, except for decisions regarding certain of the awards under the Company’s stock option and incentive plans which were made solely by the Committee.

      Executive Officer Compensation Policy. The Committee’s executive compensation policies are designed to integrate executive compensation with the Company’s long-term goals, recognize and reward attainment of individual management objectives, and enable the Company to attract and retain professionals of the highest caliber. The Committee believes that a substantial portion of each executive’s compensation should be contingent upon the attainment by the executive of individual objectives and also dependent upon the Company’s overall performance, including both financial and qualitative factors. Accordingly, executives are eligible for annual bonuses and salary adjustments based upon varying levels of individual and Company performance.

      An overview of each major component of executive compensation in 2003 follows:

•	General. The Compensation Committee evaluated the Company’s 2003 performance as outstanding insofar as at the start of the year the Company was struggling to survive, and at the end of the year management had accomplished substantially all of the goals established for the year. Some of the important goals accomplished include the raising of over $30 million in equity financing, the launching of new clinical trials, the filing of abbreviated new drug applications for generic products, and the maintenance of the listing of the Company’s stock on the NASDAQ Stock Market. In light of the foregoing, the Committee believed that significant compensation adjustments were merited in 2003.

•	Base Salary and Bonuses. The compensation of each executive officer was reviewed by the Committee, with reference to the executive’s level of responsibility, experience and performance, the Company’s performance, and also by reference to salary ranges paid to executives with comparable duties in companies of comparable size within the same industry in the same geographic area in which the Company is located. Based upon this review and in light of the fact that executive compensation had not been adjusted in the preceding two years, and in 2002 executives had voluntarily deferred payment of a portion of their salary to payment in 2003, the Committee increased the compensation levels of the Company’s executive officers in 2003.

•	Stock Option Grants. The Committee endorses the position that granting stock options to the Company’s executive officers can be very beneficial to stockholders because it aligns management’s and stockholders’ interests in the enhancement of stockholder values. In addition, stock options are an important compensation tool to utilize in attracting and retaining high caliber professionals. For these reasons and the Company’s performance in 2003, the Committee granted stock options to executive officers in 2003

      Company’s Chief Executive Officer Compensation. The compensation of Dr. Rajesh C. Shrotriya, the Company’s Chief Executive Officer and President, was adjusted from a base salary of $260,000 per year since September 5, 2000 to $360,000 effective June 1, 2003. Effective January 1, 2004, his base salary was established at $500,000 per annum. Dr. Shrotriya set forth a new vision for Spectrum when he was appointed Chief Executive Officer in 2002 and the Committee believes he has done an excellent job in implementing that vision. In addition, Dr. Shrotriya’s qualifications as a scientist and his ability to lead the Company and to manage its scientific programs and business strategy are critical to the continued successful implementation of that vision. The Compensation Committee considered these factors as well as the same factors discussed above under “General” in setting the compensation of Dr. Shrotriya. The Committee also made reference to a survey of the compensation of chief executive officers of similarly sized companies in the pharmaceutical industry in order to ensure that the Company was compensating Dr. Shrotriya at a highly competitive level.

      In addition to the base salary adjustments, Dr. Shrotriya was awarded a cash bonus and stock options in 2003, as described above and in the Executive Compensation section of the Proxy. The $500,000 cash bonus included a $200,000 bonus for his excellent performance as Chief Executive Officer and an additional $300,000 bonus for his individual role in our remarkable turnaround in 2003.

      Policy with Respect to Section 162(m). Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility, for Federal income tax purposes, of certain compensation paid to each of our five highest paid executives. In light of the Company’s significant net operating losses, Section 162(m) is not considered to be a significant factor for the foreseeable future.

Paul H. Silverman, Ph.D., D.Sc.

Ann C. Kessler, Ph.D.
Julius Vida, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of Drs. Silverman (Chair), Kessler and Vida. None of the members of the Board’s Compensation Committee is or has been an officer or employee of the Company. None of the Company’s executive officers has served as a director or compensation committee member of any other entity, any of whose executive officers served as a director or compensation committee member of our board of directors.

EMPLOYMENT AND SEVERANCE AGREEMENTS

      We have entered into employment agreements with two of our Named Executive Officers, Dr. Shrotriya and Dr. Lenaz. The agreements require each executive to devote his full working time and effort to the business and affairs of the Company during the term of the agreement. The agreements provide for an annual base salary with annual increases, periodic bonuses and option grants as determined by the Compensation Committee of our Board of Directors.

      Each officer’s employment may be terminated by us with or without cause as defined in the agreement. The agreements provide for certain guaranteed severance payments and benefits if the officer’s employment is terminated without cause, if the officer’s employment is terminated due to a change in control or is adversely affected due to a change in control and the officer resigns or if the officer decides to terminate his employment due to a disposition of a significant amount of assets or business units. The guaranteed severance payment includes a payment equal to twice the officer’s annual base salary. In addition, all options held by the officer shall immediately vest and will be exercisable for one year from the date of termination; provided, however, if the Board determines that the officer’s employment is being terminated for the reason that the shared expectations of the officer and the Board are not being met, in the Board’s judgment, then the options currently held by the officer will vest in accordance with their terms for up to one year after the date of termination, with the right to exercise those options, when they vest, for approximately thirteen (13) months after the date of termination. The agreements also provide that, upon his retirement, all options held by the officer will become fully vested.

      Following termination of the officer’s employment, the officer shall be permitted to continue in his usual occupation and shall not be prohibited from competing with us except during the two (2) year severance period and in the specific industry market segments in which we compete and which represent twenty percent (20%) or more of our revenues.

      The following table sets forth information regarding the employment agreements for each Named Executive Officer, including each Named Executive Officer’s current base salary and each agreement’s ending date:

Name	Current Base Salary	Ending Date(1)

Rajesh C. Shrotriya	$500,000	December 31, 2004
Luigi Lenaz	$280,500	July 1, 2005

(1)	The employment agreement automatically renews for a one-year term unless either party gives written notice at least 90 days prior to the commencement of the next year of such party’s intent not to renew the agreement.

      John L. McManus, our former Vice President Finance and Strategic Planning, entered into a separation agreement with us dated November 13, 2003. Pursuant to the separation agreement, among other things, we paid Mr. McManus, on January 5, 2004, $205,000 in cash, less applicable statutory deductions. In addition, all stock options granted to Mr. McManus became fully vested as of November 13, 2003, subject only to any applicable stockholder approval requirements, and Mr. McManus shall be entitled to exercise such options in whole or in part from time to time during the one year period commencing on November 17, 2003. We also agreed to submit the 90,000 share conditional stock option grant made to Mr. McManus on September 5, 2003, to our stockholders for approval at our 2004 Annual Meeting of Stockholders with a recommendation that the stockholders approve such grant. If the stockholders fail to approve the grant at the Annual Meeting, we have agreed to pay Mr. McManus $504,900, less applicable statutory withholdings and deductions, within seven (7) days after the Annual Meeting. This amount represents the difference between the closing sale price of our common stock on the date of separation and the exercise price of the options.

EXECUTIVE COMPENSATION — SUMMARY TABLE

      The following table sets forth information concerning total compensation during each of the past three fiscal years for services rendered to the Company earned or paid to the Chief Executive Officer, the one executive officer whose annual salary and bonus exceeded $100,000 in fiscal year 2003 and the one former executive officer of the Company who received compensation during fiscal 2003 in excess of $100,000 (the “Named Executive Officers”).

				Long Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Named and Principal Position	Year	Salary	Bonus	Options (#)	Compensation

Rajesh Shrotriya	2003	$318,000	$500,000	440,000 (1)	0
Chairman, Chief Executive	2002	260,000	0	157,000	0
Officer and President	2001	260,000	0	11,600	0
Luigi Lenaz	2003	232,000	50,000	140,000	0
President Oncology Division	2002	200,000	0	61,750	0
	2001	200,000	0	1,200	0
John McManus	2003	173,000	20,500	110,000 (2)	$205,000 (3)
Former Vice President	2002	142,000	0	43,250	0
Finance and Strategic Planning	2001	140,000	0	1,200	0

(1)	Includes options to purchase 225,000 shares at an exercise price of $1.99 per share, subject to stockholder approval of the 2003 Incentive Award Plan. See Proposal 2.

(2)	Includes options to purchase 90,000 shares at an exercise price of $1.99 per share, subject to stockholder approval. See Proposal 2. If the stockholders fail to approve the 2003 Incentive Award Plan, we have agreed to pay Mr. McManus $504,900, less applicable statutory withholdings, within seven (7) days after the Annual Meeting. This amount represents the difference between the closing sale price of our common stock on the date of separation and the exercise price of the options.

(3)	Mr. McManus’ resigned from his position on November 17, 2003, and received a one-time payment of $205,000 under a severance agreement.

OPTION GRANTS FOR FISCAL 2003

      The following table sets forth for the year ended December 31, 2003, the grants of our common stock options to the Named Executive Officers:

	Individual Grants
						Potential Realizable Value at
			% of Total			Assumed Annual Rates of Stock
			Options Granted	Exercise		Price Appreciation for Option Term
	Options Granted		to Employees in	Price	Expiration
Name	(No. of Shares)		Fiscal Year	($/Sh)	Date	0%(1)	5%	10%

Rajesh Shrotriya	225,000	(2)	20.6%	$1.99	09/05/13	$717,750	$1,450,727	$2,575,257
	215,000	(3)	19.7%	4.90	09/12/13	N/A	662,540	1,679,008
Luigi Lenaz	100,000	(3)	9.1%	1.99	03/28/13	N/A	125,150	317,155
	40,000	(3)	3.7%	4.90	09/12/13	N/A	123,263	312,374
John McManus	90,000	(4)	8.2%	1.99	11/16/04	287,100	314,408	341,933
	20,000	(5)	1.8%	4.90	11/16/04	N/A	61,632	156,187

(1)	On March 28, 2003, the Board of Directors determined it was in the best interest of the Company to grant options to certain of its executives, employees and consultants at $1.99 per share, the closing sale price of our common stock on March 28, 2003, in recognition of their services to the Company during our financial and strategic restructuring and as an incentive for the completion of the restructuring. Due to California state securities law requirements concerning our 1997 Stock Incentive Plan, the contemplated grants could not be made to California residents on March 28, 2003. In September 2003, we obtained the required state clearance and granted stock awards to all affected California employees, other than Messrs. Shrotriya and McManus, under the 1997 Stock Incentive Plan. In connection with the stock awards to California employees in September 2003, the Board granted these options to Dr. Shrotriya and Mr. McManus, under the 2003 Incentive Award Plan, in the amounts and at the price originally contemplated in March. On the date these options were granted, the closing sale price of our common stock was $5.13 per share. These options were granted subject to stockholder approval of the 2003 Incentive Award Plan.

(2)	These options vest as of the date of grant, have a ten-year term and are subject to stockholder approval of the 2003 Incentive Award Plan. See Proposal 2.

(3)	These options vest in equal increments of 25% per quarter from the date of grant and have a ten-year term.

(4)	These options became fully vested upon the resignation of John McManus and are subject to stockholder approval of the 2003 Incentive Award Plan. See Proposal 2.

(5)	These options became fully vested upon the resignation of John McManus.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

YEAR END OPTION VALUES

      The following table sets forth information concerning our common stock option exercises during 2003 and year-end values as of December 31, 2003, for the Named Executive Officers.

			Number of Securities		Value of Unexercised
	No. of		Underlying Unexercised		In-the-Money Options
	Shares		Options at Year End		at Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Rajesh Shrotriya	0	$0	513,350	108,250	$2,912,568	$373,025
Luigi Lenaz	0	0	183,550	20,600	1,125,969	69,400
John L. McManus	13,300	28,280	139,150	0	895,647	0

(1)	Based upon the closing sale price of the common stock on December 31, 2003, as reported by NASDAQ SmallCap Market, of $8.37 per common share.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes all equity compensation plans including those approved by security holders and those not approved by security holders, as of December 31, 2003.

	Number of			Number of Securities
	Securities to			Remaining Available
	be Issued			for Future Issuance
	Upon Exercise		Weighted-average	Under Equity
	of Outstanding		Exercise Price of	Compensation Plans
	Options,		Outstanding Options,	(excluding securities
Plan Category	Warrants or Rights		Warrants and Rights	reflected in column (a))

Equity compensation plans approved by security holders	1,036,694	(1)	$13.74	15,056 (2)
Equity compensation plans not approved by security holders	1,221,509	(3)(5)	$9.98	1,635,000 (4)
Employee Stock Purchase Plan approved by security holders	N/A		N/A	9,444

Total	2,258,203		$11.70	1,659,500

(1)	The number includes shares of our common stock issuable upon the exercise of stock options outstanding under our 1991 Stock Incentive Plan and our 1997 Stock Incentive Plan.

(2)	This is the number of shares of our common stock available for issuance under the 1997 Stock Incentive Plan.

(3)	The number includes 365,000 shares of our common stock issuable upon the exercise of options granted under the 2003 Incentive Award Plan. The number also includes 856,509 shares of common stock issuable upon exercise of warrants issued to non-employees of the Company under equity compensation plans approved by our Board of Directors that we believe are not required to be approved by our stockholders pursuant to the rules of the NASDAQ Stock Market. We issued these warrants in circumstances that enable us to adequately compensate, without the payment in cash, for outside consultant services, primarily placement agents who assist us in raising funds for our operations, in order to conserve our cash for operating activities. The number of securities remaining available for future issuance under these types of equity compensation plans is zero; however, the Board of Directors may approve additional issuance of warrants under circumstances that it decides are appropriate. These warrants are typically exercisable for five years and have equitable anti-dilution rights for stock splits, stock dividends, reclassifications, compulsory share exchanges, distributions of indebtedness, assets, rights, warrants or subscriptions, merger, consolidation, sale of assets, tender offer or other exchanges of the entire class of common stock.

The number does not include warrants issued to investors in connection with financing transactions. As of December 31, 2003, there were outstanding investor warrants to purchase up to an aggregate of 5,062,417 shares of our common stock, with a weighted average exercise price of $9.59.

(4)	This number represents the number of shares of our common stock available for issuance under the 2003 Incentive Award Plan, subject to approval of the Plan by our stockholders.

(5)	In 2003, our 2003 Incentive Award Plan was adopted by our Board of Directors as the 2003 Stock Incentive Plan, and subsequently amended and restated in April 2004. The 2003 Incentive Award Plan is subject to stockholder approval at the Annual Meeting. The principal material features of the 2003 Incentive Award Plan are:

•	The initial number of shares of common stock available for issuance under the 2003 Incentive Award Plan is 2,000,000.

•	Commencing on July 1, 2004, the aggregate of the total number of shares of common stock (i) subject to outstanding awards under the 2003 Incentive Award Plan and under any of our other bonus or similar plans or agreements, (ii) previously issued upon exercise of awards under the 2003 Incentive Award Plan and awards under any of our other bonus or similar plans or agreements and (iii) issuable upon future grants of awards under the 2003 Incentive Award Plan and awards under any of our other bonus or similar plans or agreements, at any time, will equal 30% of the then outstanding shares of our common stock as of such time.

•	The aggregate number of shares of our common stock that may be issued under the 2003 Incentive Award Plan shall not exceed 15,000,000 during the ten-year term of the 2003 Incentive Award Plan.

•	The maximum number of shares of our common stock with respect to one or more awards that may be granted to anyone during a calendar year is 500,000.

•	Eligible participants include all employees, directors, and consultants.

•	Awards available under the plan include options, restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalents and stock payments.

•	The term of the 2003 Incentive Award Plan is ten (10) years from its date of adoption.

•	The term of the options granted may not exceed ten (10) years from date of grant.

      Further details regarding stock options and warrants issued by the Company are included in footnotes 9 and 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. A further description of the 2003 Incentive Award Plan and the grants made subject to stockholder approval may be found in Proposal 2.

COMPARISON OF CUMULATIVE TOTAL RETURNS

      The following graph compares the cumulative, five-year stockholder returns of our common stock with the stockholder returns of the Russell 2000 Index, the Standard & Poor’s Small Cap 600 Index and custom peer group index. We assumed equal investments of $100 in our common stock and each index on December 31, 1998.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

Spectrum Pharmaceuticals Inc.	$100	$126	$39	$35	$1	$3
Custom Peer Index (8 Stocks)	$100	$179	$208	$205	$130	$230
S&P SmallCap 600	$100	$112	$126	$134	$114	$159
Russell 2000	$100	$121	$118	$121	$96	$141

      The Custom Peer Index consists of AVI Biopharma, Inc., Chiron Corp, Corixa Corp, Dendreon Corp (since 3Q00), Genta Inc., Imclone Systems Inc., MGI Pharma, Inc. and SuperGen Inc.

Copyright © 2004, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

PROPOSAL 2 — APPROVAL OF 2003 AMENDED AND RESTATED INCENTIVE AWARD PLAN

      The stockholders are asked to approve the Company’s 2003 Amended and Restated Incentive Award Plan (the “2003 Incentive Award Plan”). The 2003 Incentive Award Plan was originally adopted by the Board on August 15, 2003 as the Company’s 2003 Stock Incentive Plan, but was amended and restated on April 9, 2004 by unanimous approval of the Board. The 2003 Incentive Award Plan was amended and restated in part:

•	to increase the number of shares of common stock available for issuance under the 2003 Incentive Award Plan (as described below);

•	to add provisions to the 2003 Incentive Award Plan in order to provide a securities exemption under California law for awards granted to California residents, to the extent California securities law is deemed to apply with respect to awards granted to California residents; and

•	to expand the types of awards available under the 2003 Incentive Award Plan to include restricted stock units, stock appreciation rights, performance awards, dividend equivalents and stock payments.

      The Company’s Board of Directors recommends to its stockholders that they approve the 2003 Incentive Award Plan.

      The text of the 2003 Incentive Award Plan is attached as Annex B.

      The following is a summary of the principal features of the 2003 Incentive Award Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2003 Incentive Award Plan.

General Nature of the 2003 Incentive Award Plan

      The purpose of the 2003 Incentive Award Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, consultants, officers, and executives of the Company and any subsidiary, to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The 2003 Incentive Award Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, consultants, officers, and executives of the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Shares Reserved

      The 2003 Incentive Award Plan originally provided for an aggregate of 315,000 shares to be available for issuance under the plan. Under the 2003 Incentive Award Plan, as amended and restated, the initial number of shares of common stock that may be issued upon exercise of options or any other awards is 2,000,000 shares. Commencing July 1, 2004, however, the number of shares of common stock available for issuance under the 2003 Incentive Award Plan will be adjusted from time to time so that (i) the number of shares of common stock subject to outstanding awards under the 2003 Incentive Award Plan and under any other equity compensation, stock purchase, bonus or similar plan or agreement of the Company in which employees, executive officers or directors are eligible to participate (each, an “Equity Compensation Plan”) plus (ii) the number of shares of common stock previously issued upon exercise of awards under the 2003 Incentive Award Plan and awards under any other Equity Compensation Plan plus (iii) the number of shares of common stock issuable upon future grants of awards under the 2003 Incentive Award Plan and awards under any other Equity Compensation Plan, will always equal 30% of the number of outstanding shares of common stock of the Company on such date, assuming for this purpose the conversion of all outstanding convertible preferred stock of the Company (rounded down to the nearest whole number). This permits automatic adjustment in the number of shares available under the 2003 Incentive Award Plan in the event of future stock issuances by the Company. Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued upon the exercise of options or other awards granted under the 2003 Incentive Award Plan may not be reduced below the number of shares underlying outstanding awards and may not exceed 15,000,000 shares during the ten year term of the Plan.

      As of May 14, 2004, (i) 985,242 shares were subject to outstanding awards under all Equity Compensation Plans other than the 2003 Incentive Award Plan, (ii) 112,750 outstanding shares were issued under the Equity Compensation Plans, and (iii) 9,556 shares remain available for future grants or awards under our equity compensation plans other than the 2003 Incentive Award Plan, totaling 1,107,548 shares of common stock. Thus, based on 15,330,713 shares of common stock outstanding on May 14, 2004, after giving effect to the conversion of all outstanding preferred stock, the number of shares issuable under the 2003 Incentive Award Plan would be 3,491,666, of which 415,000 shares are subject to outstanding awards.

      The shares of common stock available for issuance under the 2003 Incentive Award Plan may be either previously authorized and unissued shares, treasury shares or shares purchased on the open market. The 2003 Incentive Award Plan provides for appropriate adjustments in the number and kind of shares subject to the 2003 Incentive Award Plan and to outstanding awards thereunder in the event of a stock split, stock dividend and certain other types of transactions. Available for future issuance under the 2003 Incentive Award Plan are (i) shares subject to expired, exchanged or cancelled options; (ii) shares subject to restricted stock or other awards which are forfeited by the Participant or repurchased by the Company; (iii) shares subject to awards which terminate without payment being made; and (iv) shares delivered by the Participant or withheld by the Company upon exercise or purchase of any award in payment of the exercise or purchase price of such award or any related tax-withholding obligation.

      The 2003 Incentive Award Plan limits the number of awards that may be granted to any one individual during any calendar year to 500,000 shares.

Administration

      The 2003 Incentive Award Plan will generally be administered by the Board or a committee of the Board appointed to administer the 2003 Incentive Award Plan consisting of at least two members of the Board who are both “non-employee” directors for purposes of Rule 16b-3 of the Exchange Act and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Any committee appointed by the Board, however, has the power to delegate authority for administration of the 2003 Incentive Award Plan to a subcommittee. The committee, the subcommittee and the Board are collectively referred to as the “Administrator” herein. Currently, the 2003 Incentive Award Plan is administered by the Compensation Committee of the Board.

      The Administrator is authorized to determine the individuals who will receive awards under the 2003 Incentive Award Plan (the “Participants”), when they will receive awards, the number of shares to be subject to each award, whether options are to be “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) or non-qualified stock options and whether an award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code; the price of the awards granted, payment terms, payment method, vesting requirements, including any specific performance goals and any Performance Criteria (as defined) to be used, any vesting acceleration provisions and the expiration date applicable to each award. The Administrator is also authorized to adopt, amend and rescind rules relating to the administration of the 2003 Incentive Award Plan.

Eligibility

      Awards under the 2003 Incentive Award Plan may be granted to directors and employees of the Company and consultants to the Company or any of its present or future subsidiaries. More than one award may be granted to an employee, consultant or director. As of May 14, 2004, three executive officers, eight Board members and approximately seventeen other employees and consultants were eligible to participate in the 2003 Incentive Award Plan.

Awards Under the 2003 Incentive Award Plan

      The 2003 Incentive Award Plan provides that the Administrator may grant options (both incentive stock options and non-qualified options), restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalents and stock payments. Each award grant will be set forth in an award agreement with the person receiving the award that will indicate the type, terms and conditions of the award.

      For purposes of the 2003 Incentive Award Plan, “fair market value” means: (i) if the common stock is listed on any established stock exchange or a national market system, including the NASDAQ National Market or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the fair market value will be the closing sales price for the common stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination; (ii) if the common stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value will be the mean of the closing bid and asked prices for the common stock on the date prior to the date of determination; or (iii) in the absence of an established market for the common stock, the fair market value will be determined in good faith by the Administrator. On May 14, 2004, the fair market value of our common stock was $7.19.

      Nonqualified Stock Options. Nonqualified Stock Options (“NSOs”) provide for the right to purchase common stock at a specified price which may not be less than par value of the Company’s common stock on the date of grant, and usually will become exercisable (in the discretion of the Administrator) in one or more installments after the grant date. NSOs may be granted for any term not exceeding ten years after the grant date, as specified by the Administrator.

      Incentive Stock Options. Incentive Stock Options (“ISOs”) will be designed to comply with the provisions of the Internal Revenue Code and will be subject to certain restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 2003 Incentive Award Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant. The aggregate fair market value (determined at the time of grant) of shares with respect to which an ISO (as defined herein) is first exercisable by an optionee (i.e., “vests”) during any calendar year cannot exceed $100,000.

      Restricted Stock and Restricted Stock Units. Restricted stock may be sold to Participants at various prices or granted in connection with the performance of services and made subject to such conditions and restrictions as may be determined by the Administrator. Restricted stock are subject to forfeiture if the conditions or restrictions are not met. Restricted stock units are granted in connection with the performance of services and made subject to such conditions and restrictions as may be determined by the Administrator. Restricted stock units are subject to forfeiture if the conditions or restrictions are not met. In general, restricted stock and restricted stock units may not be sold, or otherwise transferred or hypothecated, until all restrictions are removed or expire. Holders of restricted stock will have voting rights and will receive dividends prior to the time the restrictions lapse. Holders of restricted stock units, however, will not have voting rights nor have other rights as a stockholder, unless otherwise provided by the Administrator.

      To the extent that the Administrator determines that it is desirable for a grant of restricted stock or restricted stock units to qualify as “performance based” compensation under Internal Revenue Code Section 162(m), such grant shall be subject to vesting only upon attainment of performance goals, which are pre-established by the Administrator based on the Performance Criteria set forth in the 2003 Incentive Award Plan.

      Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) may be granted in connection and simultaneously with the grant of an option, or with respect to a previously granted option, or independent of an option. The Administrator determines the terms and conditions of an SAR. A coupled SAR is related to a particular option, is granted for no more than the number of shares subject to the simultaneously or previously granted option, and is exercisable only when and to the extent that the Participant may exercise the related option. An independent SAR is unrelated to any option, and has terms (including the number of shares of common stock covered and the vesting installments) that are set by the Administrator. Payment for SARs may be in cash, common stock or a combination of both, as determined by the Administrator.

      Performance Awards. Performance Awards may be denominated in a number of shares of common stock or in a dollar value of shares of common stock. The value of a Performance Award may be linked either to the Performance Criteria specified in the 2003 Incentive Award Plan or to any other performance criteria determined appropriate by the Administrator. In making such determinations, the Administrator considers, among other factors, the Participant’s contributions, responsibilities and other compensation received.

      Dividend Equivalents. Dividend Equivalents are based on any dividends declared on the Company’s common stock and are credited as of dividend payment dates, as specified in the 2003 Incentive Award Plan. Such Dividend Equivalents are converted to cash or additional shares of the Company’s common stock by such formula, at such time and subject to such limitations as may be determined by the Administrator.

      Stock Payments. The number of shares for Stock Payments awarded under the 2003 Incentive Award Plan is determined by the Administrator and may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria determined to be appropriate by the Administrator.

      Performance Criteria. The performance goal upon which awards intended to qualify as performance-based compensation under Section 162(m) of the Code may be based upon any of the following business criteria with respect to the Company, any division or business unit thereof, as the Administrator may determine: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group (the “Performance Criteria”).

Payment for Shares

      The Administrator determines the methods by which the exercise price of all options may be paid, the form of payment and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The form of payment may include (1) cash, (2) delivery of common stock owned by the Participant for at least six months having a fair market value equal to the aggregate exercise price of the exercised option; (3) a full recourse promissory note bearing interest at market rate of interest; (4) an irrevocable instruction to a broker to exercise the option and timely delivery to the Company of proceeds to pay for all of the common stock, (5) delivery of other property of any kind which constitutes good and valuable consideration, or (6) any combination of the foregoing. No Participant who is a member of the Board or an “executive officer” of the Company shall be permitted to pay the exercise price of any option through a loan or other method which would violate Section 13(k) of the Exchange Act.

Amendment and Termination

      The Administrator may terminate the 2003 Incentive Award Plan at any time. The Administrator may also amend the 2003 Incentive Award Plan wholly or in part at any time; however, stockholder approval will be required in order to amend the 2003 Incentive Award Plan in a manner that requires stockholder approval under applicable law. Amendments of the 2003 Incentive Award Plan will not, without the consent of the Participant, adversely affect such person’s rights under an award previously granted, without the prior written consent of the affected Participant.

      No awards may be granted under the 2003 Incentive Award Plan after August 15, 2013. The Board may terminate the 2003 Incentive Award Plan at any time prior to such date with respect to the shares that are not then subject to outstanding awards. Termination of the 2003 Incentive Award Plan will not affect the rights and obligations of any Participant with respect to awards granted before termination.

      The dates on which options or other awards under the 2003 Incentive Award Plan first become exercisable and on which they expire will be set fort in individual award notices and agreements setting forth the terms of the awards. Options granted under the 2003 Incentive Award Plan shall have a term not exceeding ten years from the date of grant. Options and other awards generally will expire upon or shortly after termination of the Participant’s employment, although the Administrator may provide that such options or other awards continue to be exercisable following a termination, or because of the grantee’s retirement, death, disability or otherwise. Non-qualified options are to remain exercisable for one year after the date of the Participant’s death, and all options are to remain exercisable for three months after the date of the Participant’s termination of employment for any reason other than death or disability. Restricted stock which has not vested generally will be subject to repurchase by the Company in the event of the Participant’s termination of employment, although the Administrator may make exceptions, based on the reason for termination, or on other factors. The Administrator may provide that an option may be exercised prior to full vesting of the options, provided the shares of common stock so acquired upon exercise shall be subject to forfeiture, transfer or other restrictions as the Administrator may determine in its discretion.

      In the event of certain stated events in the 2003 Incentive Award Plan which may affect the Company, such as merger, consolidation, liquidation, dissolution or sale of all or substantially all the assets of the Company, the Administrator in its sole discretion may take certain actions with respect to awards under the 2003 Incentive Award Plan, including acceleration of the exercisability of any options or the vesting in any restrictions on restricted stock, the purchase of outstanding awards, the substitution, assumption or replacement of any awards, and other similar adjustments to facilitate any such transactions. The Administrator may also provide that all awards shall cease to be outstanding following such events.

      In consideration of the granting of an award under the 2003 Incentive Award Plan, the Participant must agree in the written agreement embodying such award to remain in the employ of or to continue to be of service to, the Company or a subsidiary. No award under the 2003 Incentive Award Plan may be assigned or transferred by the Participant, except by will or the laws of intestate succession, or, with the consent of the Administrator to certain family members or trusts without consideration therefore.

Miscellaneous Provisions

      In the event that the outstanding shares of common stock of the Company are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, or otherwise, the number and kind of shares covered by the 2003 Incentive Award Plan, the maximum number of shares that may be granted during any calendar year, the number and kind of shares covered by, and the exercise or purchase price of, each outstanding option and other award, and other limitations on shares applicable under the 2003 Incentive Award Plan, shall be proportionately adjusted.

California State Securities Law Compliance

      In order to meet the securities exemption available under applicable California securities laws, the 2003 Incentive Award Plan contains additional provisions that apply to awards granted to California residents. These provisions will not apply at any time when the Company’s common stock is a “covered security” as defined in Section 18(b)(1) of the Securities Act. Upon the listing of the Company’s common stock on the NASDAQ Stock Market National Market System on May 7, 2004, our common stock became a “covered security.” The information below is intended only as an overview of certain provisions applicable to California residents if our common stock ever ceases to be a “covered security”; please refer to the 2003 Incentive Award Plan for a complete description.

      Terms of Awards. The term of each award shall be no more than ten years from the date of grant. In addition, awards granted to Participants other than officers, directors, managers or consultants must vest at a rate of at least 20% per year over five years from the date the award is granted.

      Upon termination of employment or service, a Participant may exercise his award to the extent it has vested for a period of: (i) at least 30 days after the date of termination of employment or service (other than death or disability) and (ii) at least six months after the date of termination of employment or service as a result of disability. Upon termination of employment or service as a result of the Participant’s death, the Participant’s estate may exercise the Participant’s award to the extent it has vested for a period of at lest six months after the date of termination of employment or service.

      Award Exercise or Purchase Price. In the case of an award granted to a Participant who owns at least 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the exercise or purchase price of any option must be at least 110% of the fair market value of a share of common stock on the date of grant or 100% of the fair market value of a share of common stock in the case of an award other than an option. All awards granted to any other Participants must have an exercise or purchase price of at least 85% of the fair market value of a share of common stock on the date of grant.

      Share Limitation. In addition, the 2003 Incentive Award Plan provides that to the extent required to meet a securities registration exemption under California law, the total number of shares of common stock issuable upon exercise of all outstanding awards under the 2003 Incentive Award Plan and any shares of common stock provided for under any bonus or similar plan or agreement of the Company may not exceed 30% of the then-outstanding shares of common stock of the Company, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities of the Company entitled to vote. The number of shares of common stock which may be issued or transferred pursuant to awards under the 2003 Incentive Award Plan will be reduced to the extent necessary to comply with this provision.

Certain Federal Income Tax Consequences

      The federal income tax consequences of the 2003 Incentive Award Plan under current federal income tax law are summarized in the following discussion that deals with the general tax principles applicable to the 2003 Incentive Award Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      Nonqualified Stock Options. For federal income tax purposes, the recipient of NSOs granted under the 2003 Incentive Award Plan will not recognize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs, at the time of transfer of the stock, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the stock at the date of transfer, less the option exercise price.

      Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the stock at the time of transfer exceeds the option exercise price will be an “item of tax adjustment” for the optionee. Generally, upon the sale or other taxable disposition of the stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such sale or disposition over the option exercise price, provided that the sale or disposition of the stock does not occur within either (a) two years from the date of grant of the ISO or (b) one year after the date of transfer of the stock upon exercise. If the stock is sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the excess of the fair market value of the stock on the date of transfer generally will be taxable as ordinary income; the balance of the amount realized from such sale or disposition, if any, generally will be taxed as capital gain. If the stock is sold or disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of transfer, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such transfer over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the stock.

      An Option will only qualify as an ISO to the extent that the aggregate fair market value of the shares with respect to which the Option becomes exercisable for the first time in any calendar year is equal to or less than $100,000. For purposes of this rule, the fair market value of shares shall be determined as of the date the Option is granted. To the extent an Option is exercisable for shares in excess of this $100,000 limitation, the excess shares shall be taxable under the rules for “Nonqualified Stock Options,” described above.

      Restricted Stock. A Participant to whom restricted stock is issued will not generally recognize taxable income upon issuance or purchase of the restricted stock, and the Company generally will not then be entitled to a deduction, unless an election is made by the Participant with respect to restricted stock under Section 83(b) of the Internal Revenue Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture or are transferable, the Participant generally will recognize ordinary income, and the Company generally will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the Participant generally will recognize ordinary income on the date of issuance or purchase of the restricted stock, equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, and the Company will be entitled to a deduction for the same amount.

      Restricted Stock Units. No taxable income is generally recognized by the Participant upon the award of restricted stock units. When restricted stock units vest and the Company’s shares are issued to the Participant, the Participant generally will recognize ordinary income, and the Company generally will be entitled to a deduction, for the amount equal to the fair market value of the shares at the date of issuance. The Internal Revenue Code does not permit a Section 83(b) election to be made with respect to restricted stock units.

      Stock Appreciation Rights. No taxable income is generally recognized by the Participant upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the stock (or cash in lieu of stock) received generally will be taxable as ordinary income to the Participant in the year of such exercise. The Company generally will be entitled to a compensation deduction for the amount that the Participant recognizes as ordinary income.

      Dividend Equivalents. A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the Participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

      Performance Awards. A Participant who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or stock, the Participant will have ordinary income (in the case of stock, in the amount of the fair market value of the stock) and the Company will be entitled to a corresponding deduction.

      Stock Payments. A Participant who receives a stock payment will recognize ordinary income when the stock payment is made equal to the fair market value of the stock, and the Company will have a deduction in the same amount.

      Section 162(m). Under Internal Revenue Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1 million in any one taxable year. However, under Internal Revenue Code Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Internal Revenue Code and related regulations. The 2003 Incentive Award Plan has been structured with the intent that awards granted under the 2003 Incentive Award Plan may meet the requirements for “performance-based” compensation and Internal Revenue Code Section 162(m). To the extent granted at a fair market value exercise price, options granted under the 2003 Incentive Award Plan are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code. Restricted Stock and other awards granted under the 2003 Incentive Award Plan may qualify as “performance-based” under Internal Revenue Code Section if such awards vest based solely upon the

Performance Criteria and the other requirements for qualification as “performance-based” compensation are met.

New Plan Benefits

      Certain option grants have been made subject to stockholder approval of the 2003 Incentive Award Plan at this Annual Meeting. Information regarding these grants is set forth below.

Name and Position	Dollar Value $(1)		Number of Units

Rajesh C. Shrotriya	$1.99	(2)	225,000
Chairman of the Board, Chief Executive Officer and President
John McManus	$1.99	(2)	90,000
Former Vice President Finance and Strategic Planning (3)
Executive Officer Group	$2.76		275,000
Non-Executive Officer Employee Group	$8.85		50,000

(1)	The number represents the exercise price of the options. For each group, the number represents the weighted average exercise price of the options.

(2)	On March 28, 2003, the Board of Directors determined it was in the best interest of the Company to grant options to certain of its executives, employees and consultants at $1.99 per share, the closing sale price of our common stock on March 28, 2003, in recognition of their services to the Company during our financial and strategic restructuring and as an incentive for the completion of the restructuring. Due to California state securities law requirements concerning our 1997 Stock Incentive Plan, the contemplated grants could not be made to California residents on March 28, 2003. In September 2003, we obtained the required state clearance and granted stock awards to all affected California employees, other than Messrs. Shrotriya and McManus, under the 1997 Stock Incentive Plan. In connection with the stock awards to California employees in September 2003, the Board granted these options to Dr. Shrotriya and Mr. McManus, under the 2003 Incentive Award Plan, in the amounts and at the price originally contemplated in March. On the date these options were granted, the closing sale price of our common stock was $5.13 per share. These options were granted subject to stockholder approval of the 2003 Incentive Award Plan.

(3)	Mr. McManus resigned from his position on November 17, 2003. If the stockholders fail to approve the 2003 Incentive Award Plan, we have agreed to pay Mr. McManus $504,900, less applicable statutory withholdings, within seven (7) days after the Annual Meeting. This amount represents the difference between the closing sale price of our common stock on the date of separation and the exercise price of the options.

      Other than described in the preceding sentence, the number, amount and type of awards to be received by or allocated to eligible persons under the 2003 Incentive Award Plan cannot be determined at this time and the Administrator has not yet considered any other specific awards under the 2003 Incentive Award Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 2003 AMENDED AND RESTATED INCENTIVE AWARD PLAN.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons who beneficially own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely upon our review of the copies of reporting forms furnished to us, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock with respect to our fiscal year ended December 31, 2003, were satisfied on a timely basis, except that Messrs. Glasky, Kessler, and John McManus and Drs. Kessler, O’Cleireacain, Shrotriya and Silverman each filed two Form 4s late to report two option grant transactions each that were exempt under Section 16 of the Exchange Act, and Drs. Mehta, Vida, and Lenaz each filed one Form 4 late to report an option grant transaction that was exempt under Section 16 of the Exchange Act.

OTHER MATTERS

      The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

      This proxy statement and the accompanying proxy card, together with a copy of our 2003 Annual Report, is being mailed to our stockholders on or about June 14, 2004. You may also obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, with all Exhibits filed therewith, from the Securities and Exchange Commission’s web site at www.sec.gov under EDGAR filings. The Company will provide to you a copy of its Form 10-K by writing the Company at 157 Technology Drive, Irvine, California, 92618, Attn: Investor Relations. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge.

ADDITIONAL INFORMATION

      Stockholder Proposals for the 2005 Annual Meeting. Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in the Company’s proxy statement with respect to the 2005 Annual Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than February 14, 2005, in order to be considered for inclusion in the Company’s proxy statement relating to such Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

      In addition, pursuant to our Bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at the 2005 Annual Meeting of Stockholders must submit a notice of the proposal to the Company between April 10, 2005 and May 10, 2005, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2005 Annual Meeting of Stockholders is not held between June 9, 2005 and September 7, 2005, under our Bylaws, this notice must be provided not earlier than the ninetieth day prior to the 2005 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the sixtieth day prior to the 2005 Annual Meeting or (b) the tenth day following the date on which notice of the date of the 2005 Annual Meeting is first mailed to stockholders or otherwise publicly disclosed.

      All such proposals and notices should be directed to Investor Relations, Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618.

      Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Georgeson Shareholder Communications Inc. (“Georgeson”), 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson a fee of $7,500 and reimburse them for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

      The required financial information included in the Company’s Annual Report on Form 10-K which is being mailed to each stockholder with this Proxy Statement, is hereby incorporated by reference.

By Order of the Board of Directors

Shyam K. Kumaria
Vice President, Finance and Secretary

June 4, 2004

ANNEX A — AUDIT COMMITTEE CHARTER

SPECTRUM PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

Adopted on April 9, 2004

      The Audit Committee Charter defines the following about the Audit Committee (“Committee”): Purpose, Membership, Duties and Responsibilities, and Other Powers and Procedures of the Committee.

Purpose

      The purpose of the Audit Committee of the Board of Directors (the “Board”) is to:

•	Appoint and oversee the independent auditor and review the auditor’s qualifications, independence and performance.

•	Oversee and monitor:

◦	Internal control procedures and audit function.

◦	Accounting and financial reporting processes of the Company.

◦	The integrity of the Company’s financial statements.

◦	The Company’s compliance with legal and regulatory requirements.

•	Produce the annual report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

•	Establish procedures for treatment of complaints regarding accounting controls or auditing matters, including procedures for confidential and anonymous submissions by employees.

•	Carry out and exercise any other powers or responsibilities as are assigned by law, the Company’s charter or bylaws or as may be delegated to the Committee by the Board.

Membership

•	The Committee shall be comprised of three or more directors, as determined by the Board.

•	Each director must be:

◦	Able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

◦	Independent under NASDAQ listing requirements and meet the other requirements of Rule 10A-3(b)(1) under the SEC Exchange Act of 1934, as amended (the “Act”).

◦	A “non-employee” within the meaning of Rule 16b-3 of the Act.

◦	An “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	At least one director must be a “financial expert” within the definition adopted by the SEC and also meet the “financial sophistication” requirements of NASDAQ.

•	The Board shall appoint the members of the Committee, including the Chair of the Committee.

•	The Board may remove committee members from the Committee, with or without cause.

Duties and Responsibilities

•	The Committee shall annually review:

◦	The independence and quality control procedures of the independent auditor in light of current SEC, NASDAQ and other regulatory agency rules.

◦	The experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company.

◦	The Audit Committee Charter.

◦	The Audit Committee Performance.

•	The Committee shall, with regard to its interaction with the independent auditor:

◦	Appoint, compensate, retain and oversee the work of the independent auditor as well as resolve any disagreements between the Company management and the independent auditor regarding financial reporting.

◦	Ensure the independent auditor reports directly to the Committee.

◦	Assess the effect of any permitted non-audit services on auditor’s independence.

◦	Ensure the independent auditor provides a written statement annually, delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1.

◦	Pre-approve all audit and non-audit services, or establish Committee pre-approval policies and procedures to pre- approve all audit and non-audit services, provided (i) the policies and procedures are detailed as to the particular service, (ii) the Committee is informed of each service provided and (iii) such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management.

◦	Comply with the SEC’s annual de minimus (less than 5% of total fees paid by company) exception for non-audit services.

◦	Read and discuss with management and the independent auditor the annual audited, and quarterly unaudited, financial statements, including “Management’s Discussion and Analysis” (“MD&A”).

◦	Discuss the report that the auditor is required to make to the Committee regarding:

•	Critical accounting policies.

•	Alternative treatments within GAAP for material policies and practices.

•	Other material written communications between the auditors and the management of the Company, if any.

◦	Discuss matters required by the Statement on Auditing Standards No. 61 “Communication with Audit Committees.”

◦	Confirm the independent auditor is in compliance with the partner rotation requirements, established by the SEC.

Other Powers and Procedures of the Committee

      The Committee shall also:

•	Meet at least quarterly.

•	Review and approve related-party transactions and potential conflict of interest situations.

•	Discuss with attorneys any legal matters that might have a material impact on the financial statements.

•	Recommend to the Board whether or not the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Provide to the Company the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

•	At its discretion, invite to its meetings members of management or other experts whose presence is deemed desirable and appropriate.

•	At its discretion, retain or replace, as needed, any independent counsel, or other outside expert or advisor that the Committee believes to be necessary or advisable.

•	At its discretion, utilize the services of the Company’s regular legal counsel or other advisors to the Company.

•	Determine the appropriate funding to be provided by the Company for payment of compensation to the independent auditor, to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee.

•	Monitor procedures for treatment of complaints regarding accounting controls or auditing matters, including procedures for confidential and anonymous submissions by employees.

ANNEX B — 2003 AMENDED AND RESTATED INCENTIVE AWARD PLAN

SPECTRUM PHARMACEUTICALS, INC.

2003 AMENDED AND RESTATED
INCENTIVE AWARD PLAN

      SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), has adopted this 2003 Amended and Restated Incentive Award Plan, (the “Plan”), which amends and restates the Spectrum Pharmaceuticals, Inc. 2003 Stock Incentive Plan for the benefit of its eligible employees, consultants and directors.

ARTICLE 1

PURPOSE

      1.1     General. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, consultants, officers, and executives of the Company and any Subsidiary, to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, consultants, officers, and executives of the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

      2.1     Definitions. The following words and phrases shall have the following meanings:

(a) “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

(b) “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” includes one or more of the following: (i) the commission of an act of fraud, embezzlement or dishonesty by a Participant that has a material adverse impact on the Company or any successor or parent or Subsidiary thereof; (ii) a conviction of, or plea of “guilty” or “no contest” to, a felony by a Participant; (iii) any unauthorized use or disclosure by a Participant of confidential information or trade secrets of the Company or any successor or parent or Subsidiary thereof that has a material adverse impact on any such entity or (iv) any other intentional misconduct by a Participant that has a material adverse impact on the Company or any successor or parent or Subsidiary thereof. However, if the term or concept of “Cause” has been defined in an agreement between a Participant and the Company or any successor or parent or Subsidiary thereof, then “Cause” shall have the definition set forth in such agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company or any successor or parent or Subsidiary thereof to discharge or dismiss any Participant in the service of such entity for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Plan, to constitute grounds for termination for Cause.

(e) “Change of Control” means and includes each of the following:

(i) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(A) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(B) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company;

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this subsection (e): an acquisition of the Company’s securities by the Company that causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(ii) during any period of twelve consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this subsection (e)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) the Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction shall not constitute a “Change of Control” if: (w) its sole purpose is to change the state of the Company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (y) it constitutes the

Company’s initial public offering of its securities; or (z) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Committee in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee of the Board described in Article 12.

(h) “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

(j) “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

(k) “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean, as of any date, the value of Stock determined as follows:

(i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

(n) “Good Reason” means a Participant’s voluntary resignation following any one or more of the following that is effected without the Participant’s written consent: (i) a reduction in his or her base salary following a Change of Control, unless the base salaries of all similarly situated individuals are similarly reduced or (ii) a relocation of such Participant’s place of employment of more than fifty (50) miles following a Change of Control.

(o) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(p) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(q) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(r) “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(s) “Participant” means a person who, as a member of the Board, consultant to the Company or any Subsidiary or Employee, has been granted an Award pursuant to the Plan.

(t) “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(u) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(v) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(w) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(x) “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(y) “Plan” means this Spectrum Pharmaceuticals, Inc. 2003 Amended and Restated Incentive Award Plan, as amended and/or restated from time to time, as successor to the Spectrum Pharmaceuticals, Inc. 2003 Stock Incentive Plan.

(z) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(aa) “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and to risk of forfeiture.

(bb) “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods pursuant to Article 8.

(cc) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

(dd) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

(ee) “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

(ff) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

      3.1     Number of Shares.

      (a) The initial number of shares of Stock available for issuance under the Plan shall be 2,000,000. Commencing on July 1, 2004, the aggregate number of shares of Stock (i) subject to outstanding Awards under the Plan and under any other equity compensation, stock purchase, bonus or similar plan or agreement of the Company in which employees, executive officers or directors of the Company are eligible to participate (“Equity Compensation Plan”), (ii) previously issued upon exercise of Awards under the Plan and awards under any other Equity Compensation Plan, and (iii) issuable upon future grants of Awards under the Plan and awards under any Equity Compensation Plan, at any time, shall equal 30% of the then outstanding shares of Stock of the Company, after giving effect to the conversion of outstanding convertible preferred stock; provided, however, that notwithstanding the foregoing, the aggregate number of shares of Stock that may be issued under the Plan shall not at any time be reduced below the number of shares of Stock subject to outstanding Awards under the Plan, and shall not exceed 15,000,000 during the ten year term of the Plan, as set forth in Section 13.2.

      (b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. If shares of Stock issued pursuant to Awards are repurchased by the Company at no less than their original purchase price, such shares of Stock shall become available for future grant under the Plan (unless the Plan has terminated).

      (c) Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

      3.2     Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      3.3        Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 500,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

      4.1     Eligibility.

      (a) General. Persons eligible to participate in this Plan include Employees, consultants to the Company or any Subsidiary and all members of the Board, as determined by the Committee.

      (b) Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

      4.2      Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

      5.1        General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than par value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under the Plan shall not exceed ten years, and provided further, that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant’s death. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at such rate as is a market rate of interest and which also precludes the imputation of interest under the Code, shares of Stock held for longer than six months having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k).

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

      5.2      Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(b) Expiration of Option. An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

(1) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2) One year after the date of the Participant’s termination of employment or service on account of Disability or death, unless in the case of death a shorter or longer period is designated in the Award Agreement. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(3) Three months after the date of the Participant’s termination of employment or service for any reason other than Disability or death, unless the Participant dies during said three month period.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (1) two years from the date of grant of such Incentive Stock Option or (2) one year after the transfer of such shares of Stock to the Participant.

(f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

      5.3      Early Exercisability. The Committee may provide in the terms of a Participant’s Award Agreement that the Participant may, at any time before the Participant’s status as an Employee, member of the Board or consultant to the Company terminates, exercise the Option(s) granted to such Participant in whole or in part prior to the full vesting of the Option(s); provided, however, shares of Stock acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Committee may determine in its sole discretion.

ARTICLE 6

RESTRICTED STOCK AWARDS

      6.1         Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

      6.2     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      6.3      Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      6.4     Certificates For Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

      7.1        Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

      7.2     Coupled Stock Appreciation Rights.

      (a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

      (b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

      (c) A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

      7.3     Independent Stock Appreciation Rights.

      (a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

      (b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

      7.4     Payment and Limitations on Exercise.

      (a) Payment of the amounts determined under Section 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

      (b) To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

      8.1      Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which may be denominated in a number of shares of Stock or in a dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

      8.2     Dividend Equivalents.

      (a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

      (b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

      8.3       Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

      8.4     Restricted Stock Units. Any Participant selected by the Committee may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The number of Restricted Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Restricted Stock Unit will not be issued until the Restricted Stock Unit has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Stock underlying the Restricted Stock Units has been issued.

      8.5     Term. The term of any Award of Performance Shares, Dividend Equivalents, Stock Payments or Restricted Stock Units shall be set by the Committee in its discretion.

      8.6       Exercise or Purchase Price. The Committee may establish the exercise or purchase price of any Award of Performance Shares, Restricted Stock Units or Stock Payments; provided, however, that such price shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable state law.

      8.7       Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Dividend Equivalents, Restricted Stock Units and Stock Payments shall only be exercisable or payable while the Participant is an Employee, consultant to the Company or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Dividend Equivalents, Stock Payments or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, upon or following a Change of Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

      8.8     Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

      8.9      Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

      9.1       Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Article 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

      9.2     Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

      9.3      Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

      9.4          Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

      9.5       Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

      10.1        Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      10.2       Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

      10.3       Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer may be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

      10.4       Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      10.5     Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

      11.1     Adjustments.

      (a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan.

      (b) In the event of any transaction or event described in Section 11.1(a), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

(1) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(2) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(3) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(4) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and

(5) To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Award shall be exercisable as to all shares of Stock covered thereby, and the restrictions imposed under an Award Agreement upon some or all shares of Stock may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase or forfeiture, notwithstanding anything to the contrary in the Plan or the provisions of such Award Agreement.

      (c) With respect to Awards intended as Qualified Performance-Based Compensation, no adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. The number of shares of Stock subject to any Award shall always be rounded to the next whole number.

      11.2       No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

      12.1       Committee. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and/or revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

      12.2         Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      12.3       Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

      12.4      Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

      13.1      Effective Date. The Plan will be effective as of the date of the Board’s initial adoption of the Plan (the “Effective Date”). The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the Effective Date. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

      13.2      Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Company’s stockholders. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement. Each Award Agreement shall provide that it will expire on the tenth anniversary of the date of grant of the Award to which it relates.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

      14.1     Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

      14.2         Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

      15.1      No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      15.2        No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

      15.3       Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

      15.4     No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

      15.5     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      15.6      Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      15.7     Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

      15.8      Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      15.9     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      15.10      Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

      15.11        Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

      15.12     Government And Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      15.13      Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

      15.14     Compliance with California Securities Laws. To the extent required to comply with applicable California securities laws, the provisions of Appendix I shall apply to the Plan and any of the provisions contained in this Plan that are inconsistent with such requirements and Appendix I, such provisions shall be deemed null and void. The invalidity of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

      15.15         Appendices. The Committee may approve such supplements to, or amendments, or appendices to, the Plan as it may consider necessary or appropriate for purposes of compliance with applicable laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements, amendments or appendices shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

APPENDIX I

TO
SPECTRUM PHARMACEUTICALS, INC.
2003 AMENDED AND RESTATED
INCENTIVE AWARD PLAN

California State Securities Law Compliance

      Notwithstanding anything to the contrary contained in the Plan, the provisions set forth in this Appendix shall apply to all Awards granted under the Spectrum Pharmaceuticals, Inc. 2003 Amended and Restated Incentive Award Plan (the “Plan”) to residents of California (i) at any time when the Stock is not a “covered security” as defined in Section 18(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and (ii) for which the exemption under Section 25102(f) of the California Corporations Code is not otherwise available. This Appendix shall be of no force or effect at any time when the Company’s common stock is a “covered security” as defined in Section 18(b)(1) of the Securities Act. Definitions as set out in Section 2 of the Plan are applicable to this Appendix.

      The purpose of this Appendix is to set forth those provisions of the Plan necessary to comply with applicable California securities laws. If any of the provisions contained in this Appendix are inconsistent with such requirements, such provisions shall be deemed null and void. The invalidity of any provision of this Appendix shall not affect the validity or enforceability of any other provision of this Appendix, which shall remain in full force and effect.

      1.1      Term of Awards. The term of each Award shall be no more than ten years from the date of grant thereof.

      2.1     Award Exercise or Purchase Price. Except as provided in Article 11, the per share exercise or purchase price for the Stock to be issued upon exercise of an Award shall be such price as is determined by the Administrator, but shall be subject to the following:

      In the case of an Award:

(a) granted to a Participant who, at the time of grant of such Award, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent (as defined in Section 175 of the California Corporations Code) or Subsidiary, the per share exercise or purchase price shall be no less than 110% of the Fair Market Value per share on the date of the grant (100% in the case of an Award other than an Option); and

(b) granted to granted to any other Participant, the per share exercise or purchase price shall be no less than 85% of the Fair Market Value per share on the date of grant.

      Notwithstanding the foregoing, Awards may be granted with a per share exercise or purchase price other than as required above pursuant to a merger or other corporate transaction.

      3.1     Exercisability. Except with regard to Awards granted to officers, directors, managers or consultants, in no event shall an Award granted hereunder become vested and exercisable at a rate of less than 20% per year over five years from the date the Award is granted, subject to reasonable conditions, such as continuing to be a service provider.

      4.1      Exercisability Following Termination of Relationship as a Service Provider.

      (a) Termination Other Than Death or Disability. If a Participant’s employment or service terminates for any reason other than by reason of the Participant’s disability or death, such Participant may exercise his or her Award within such period of time as is specified in the Award Agreement to the extent that the Award is vested on the date of termination; provided, however, that such period of time shall not be less than thirty days (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination.

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      (b) Disability of Participant. If a Participant’s employment or service terminates as a result of the Participant’s disability, the Participant may exercise his or her Award within such period of time as is specified in the Award Agreement to the extent the Award is vested on the date of termination; provided, however, that such period of time shall not be less than six months (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve months following the Holder’s termination.

      (c) Death. If a Participant’s employment or service terminates as a result of the Participant’s death, the Award may be exercised within such period of time as is specified in the Award Agreement; provided, however, that such period of time shall not be less than six months (but in no event later than the expiration of the term of such Award as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Award by bequest or inheritance, but only to the extent that the Award is vested on the date of death. In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve months following the Participant’s termination.

      5.1       Repurchase Provisions. In the event the Committee provides that the Company may repurchase Stock acquired upon exercise of an Award upon the occurrence of certain specified events, including, without limitation, termination of a Participant’s employment or service, divorce, bankruptcy or insolvency, then any such repurchase right shall be set forth in the applicable Award Agreement or in another agreement referred to in such agreement and, to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, any such repurchase right set forth in an Award granted to a person who is not an officer, director, manager or consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon the Participant’s termination of employment or service at not less than the Fair Market Value of the shares to be purchased on the date of termination of employment or service, then the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety days of termination of employment or service (or in the case of shares issued upon exercise of Awards after such date of termination, within ninety days after the date of the exercise) or such longer period as may be agreed to by the Administrator and the Participant and; (ii) if the repurchase option gives the Company the right to repurchase the Stock upon the Participant’s termination of employment or service at the original purchase price for such Stock, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least 20% of the shares per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety days of termination of employment or service (or, in the case of shares issued upon exercise of Awards, after such date of termination, within ninety days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant.

      6.1        Information Rights. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Stock pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Awards outstanding, and, in the case of an individual who acquires Stock pursuant to the Plan, during the period such individual owns such Stock, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

      7.1        Transferability. No Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or, with respect to Awards other than Incentive Stock Options, as permitted by Rule 701 of the Securities Act.

      8.1     Limitation on Number of Shares. At no time shall the total number of shares of Stock issuable upon exercise of all outstanding Options under the Plan and any shares of Stock provided for under any bonus or similar plan or agreement of the Company exceed 30% of the then-outstanding shares of Stock of the Company, as calculated pursuant to Section 260.140.45 of Title 10 of the California Code of Regulations, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities of the Company entitled to vote. The number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be reduced to the extent necessary to comply with this provision.

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PROXY

SPECTRUM PHARMACEUTICALS, INC.
157 Technology Drive
Irvine, California 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SPECTRUM PHARMACEUTICALS, INC.

The undersigned hereby appoints Dr. Rajesh C. Shrotriya and Shyam K. Kumaria, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of SPECTRUM PHARMACEUTICALS, INC. which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held at the Company’s corporate office located at 157 Technology Drive, Irvine, California, 92618, on July 9, 2004, at 3:30 P.M., and at any and all adjournments or postponements thereof, as follows:

1. Election of Directors:

☐	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

ANN C. KESSLER, PH.D., ARMIN M. KESSLER, ANTHONY E. MAIDA, III, M.A., M.B.A., DILIP J. MEHTA, M.D., PH.D.,
PAUL H. SILVERMAN, PH.D., D.SC., RAJESH C. SHROTRIYA, M.D. AND JULIUS A. VIDA, PH.D.

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2. Proposal to approve the 2003 Amended and Restated Incentive Award Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR the election of the nominees listed above and FOR proposal number 2.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

▼ DETACH PROXY CARD HERE ▼

Please Detach Here
You Must Detach This Portion of the Proxy Card
▼ Before Returning it in the Enclosed Envelope ▼

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated June 4, 2004.

☐ I/we plan to attend the Annual Meeting of Stockholders.

Dated:                                                 , 2004

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.